Exhibit 10.14
EXECUTION COPY

CREDIT AGREEMENT
Dated as of July 20, 2007
Among
CAPITALSOURCE FUNDING VIII LLC
as the Borrower
CAPITALSOURCE FINANCE LLC
as the Servicer
THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO
as Lenders
THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO
as Managing Agents
DEUTSCHE BANK AG, NEW YORK BRANCH
as the Administrative Agent
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Custodian and Backup Servicer

     THIS CREDIT AGREEMENT is made as of July 20, 2007, among:
     (1) CAPITALSOURCE FUNDING VIII LLC, a Delaware limited liability company, as borrower (together with its successors and assigns, in such capacity, the “Borrower”);
     (2) CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CapitalSource”), as Servicer (together with its successors and assigns, in such capacity, the “Servicer”);
     (3) Each financial institution from time to time party hereto as a “Lender” and their respective successors and assigns (collectively, the “Lenders”);
     (4) Each financial institution from time to time party hereto as a “Managing Agent” and their respective successors and assigns (collectively, the “Managing Agents”);
     (5) DEUTSCHE BANK AG, NEW YORK BRANCH, as the administrative agent (together with its successors and assigns, in such capacity, the “Administrative Agent”); and
     (6) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), not in its individual capacity, but solely as the collateral custodian (together with its successors and assigns, in such capacity, the “Collateral Custodian”) and as backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”).
     IT IS AGREED as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Certain Defined Terms.
     (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.
     (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).
     “1940 Act” means the Investment Company Act of 1940, as amended.
     “Account Control Agreement” means the Securities Account Control Agreement, dated as of July 20, 2007, by and among Wells Fargo as Collateral Custodian and Securities Intermediary, the Borrower, the Servicer and the Administrative Agent, substantially in the form of Exhibit L.
     “Accreted Interest” means the accrued interest on a PIK Obligation that is added to the principal amount of such PIK Obligation instead of being paid as it accrues.

     “Additional Advance” is defined in Section 2.2.
     “Additional Amount” is defined in Section 2.12(a).
     “Additional Collateral Debt Obligation” means any Collateral Debt Obligation conveyed to the Borrower on a Transfer Date occurring after the initial Transfer Date.
     “Additional Funding Date” means any Business Day on which an Additional Advance is made.
     “Adjusted Eurodollar Rate” means for any Settlement Period, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBO Rate for such Settlement Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Settlement Period.
     “Adjusted Market Value” means, with respect to each Collateral Debt Obligation as of any date of determination, (a) the Market Value of such Collateral Debt Obligation as determined on the applicable Cut-Off Date coinciding with, or last preceding, such date of determination minus (b) the sum of the Principal Collections received in the Collection Account on such Collateral Debt Obligation since the last such Cut-Off Date.
     “Administrative Agent” is defined in the Preamble.
     “Advance” means each Initial Advance and each Additional Advance made pursuant to the terms hereof.
     “Advance Rate” means (i) with respect to the Initial Advance, 63.93% and (ii) with respect to Additional Advances, the percentage determined by the Administrative Agent with the consent of the Borrower.
     “Advances Outstanding” means on any day, the aggregate principal amount of the Advances outstanding on such day, after giving effect to all repayments in respect of all such Advances prior to or on such day.
     “Adverse Claim” means a lien, security interest, pledge, charge, encumbrance or other right or claim of any Person.
     “Affected Party” is defined in Section 2.11(a).
     “Affiliate” with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.
     “Agent’s Account” means account number 10-598524-0008 at Deutsche Bank AG, New York Branch.

     “Aggregate Outstanding Principal Balance” means, on any day, the sum of the Outstanding Principal Balances of all Collateral Debt Obligations included as part of the Collateral on such date.
     “Agreement” or “Credit Agreement” means this Credit Agreement, dated as of July 20, 2007, as hereafter amended, modified, supplemented or restated from time to time.
     “Applicable Law” means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation W, Regulation U and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
     “Applicable Margin” means a margin separately agreed between the Administrative Agent and the Borrower in the Servicing Fee Letter.
     “Asset Based Revolver” means any Revolving Obligation secured by accounts receivable and/or inventory and with respect to which borrowings are based on the value of such accounts received or inventory.
     “Asset-to-Debt Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) the aggregate Adjusted Market Value of all Collateral Debt Obligations included in the Collateral on such date that are not Modified Collateral Debt Obligations (except for loans to International Legware Group, Inc. and HealthStar Communications, Inc. modified prior to the Closing Date), Delinquent Obligations or Charged-Off Obligations over (b) the Advances Outstanding on such date.
     “Assignment and Acceptance” means the Assignment and Acceptance substantially in the form of Exhibit C hereto.
     “Assignment of Mortgage” means as to each Collateral Debt Obligation secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Collateral Debt Obligation and to the Borrower, each such Assignment of Mortgage to be substantially in the form of Exhibit I hereto.
     “Backup Servicer” means Wells Fargo, in its capacity as Backup Servicer hereunder, together with its successors and assigns.
     “Backup Servicer and Custodian Fee Letter” means the Backup Servicer and Custodian Fee Letter, dated as of the date hereof, among the Borrower, the Servicer, the Collateral Custodian, the Administrative Agent and the Backup Servicer, as the same may from time to time be amended, waived or modified.

     “Backup Servicer Expenses” means the out-of-pocket expenses to be paid to the Backup Servicer under the Backup Servicer and Custodian Fee Letter.
     “Backup Servicer Fee” means the fee to be paid to the Backup Servicer as set forth in the Backup Servicer and Custodian Fee Letter.
     “Bankruptcy Code” means The United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.
     “Base Rate” means on any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%.
     “Borrower” is defined in the Preamble.
     “Business Day” means any day of the year other than a Saturday or a Sunday on which (a) (i) banks are not required or authorized to be closed in New York, New York and Minneapolis, Minnesota or (ii) which is not a day on which the Securities Industry and Financial Markets Association recommends a closed day for the U.S. Bond Market, and (b) if the term “Business Day” is used in connection with the Adjusted Eurodollar Rate, means the foregoing only if such day is also a day of year on which dealings in United States dollar deposits are carried on in the London interbank market.
     “CapitalSource” is defined in the Preamble.
     “Charged-Off Obligation” means a Collateral Debt Obligation included in the Collateral with respect to which there has occurred one or more of the following:
     (a) the occurrence of both (i) subsequent to its Cut-Off Date, any portion of a payment of interest on or principal of such Collateral Debt Obligation is not paid when due (without giving effect to any grace period otherwise applicable thereto) and (ii) within 180 days of when such delinquent payment was first due, any delinquencies have not been cured;
     (b) a Material Modification; or
     (c) an Insolvency Event has occurred with respect to the related Obligor;
     provided that, notwithstanding anything to the contrary contained herein, any Collateral Debt Obligation as to which the event specified in clause (c) above is applicable shall be deemed a Charged-Off Obligation only with respect to 50% of its Outstanding Principal Balance for a period of 89 days following the occurrence of such event, and thereafter shall be deemed a Charged-Off Obligation with respect to 100% of its Outstanding Principal Balance.
     “Closing Date” means July 20, 2007.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” means all right, title and interest of the Borrower in, to and under the securities, loans, investment property, general intangibles, financial assets and other personal property of the Borrower, whether now owned or hereafter acquired or arising, and wherever located, including the following:
     (i) the Collateral Debt Obligations, and all monies due or to become due in payment of such Collateral Debt Obligations on and after the related Cut-Off Date;
     (ii) any Related Property securing the Collateral Debt Obligations including all Proceeds from any sale or other disposition of such Related Property;
     (iii) the Collateral Debt Obligation Documents relating to the Collateral Debt Obligations;
     (iv) the Collection Account, the Reserve Account, the Lock-Box Accounts, the Committed Funding Account, all funds held in such accounts, and all certificates and instruments, if any, from time to time representing or evidencing such accounts or such funds;
     (v) all Collections and all other payments made or to be made in the future with respect to the Collateral Debt Obligations, including such payments under any guarantee or similar credit enhancement with respect to such Collateral Debt Obligations;
     (vi) all Hedge Collateral;
     (vii) all right, title and interest (but none of the obligations) in, to and under the Purchase Agreement;
     (viii) all Equity Interests acquired in connection with a Modified Collateral Debt Obligation or a Material Modification, unless such Equity Interests are owned by a special purpose entity, all of the ownership and other equity interests in which are pledged to the Administrative Agent on behalf of the Secured Parties pursuant to terms reasonably acceptable to the Administrative Agent (provided that the initial inclusion of Equity Interests in such special purpose entity may be effected up to 45 days following the day on which such Equity Interests are first acquired in connection with such Modified Collateral Debt Obligation or a Material Modification); and
     (ix) all income and Proceeds of the foregoing.
In no event shall Collateral include the Retained Interests.
     “Collateral Custodian” is defined in the Preamble.
     “Collateral Debt Obligation” means on any date of determination, a security or loan which satisfies each of the following requirements:
     (i) such security or loan is denominated in Dollars and does not permit the currency in which, or the country in which, such security or loan is payable to be changed;

     (ii) such security or loan is not an equity security;
     (iii) since its Cut-Off Date, such security or loan has not been amended to (A) reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal or (B) reduce the rate or extend the time of payment of interest (or any component thereof), in each case (x) unless done in accordance with the Servicing Standards or (y) otherwise with the consent of the Required Lenders;
     (iv) such security or loan will not cause the Borrower to be deemed to own 5.0% or more of the voting securities of any publicly registered issuer or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of the voting securities of any publicly registered issuer, as determined by the Servicer;
     (v) the Obligor with respect to such security or loan is an Eligible Obligor;
     (vi) such security or loan does not contain a confidentiality provision that restricts the ability of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights under the Transaction Documents, including its rights to review the Collateral Debt Obligation and related Collateral Debt Obligation File; provided that a provision which requires the Administrative Agent or other prospective recipient of confidential information to maintain the confidentiality of such information shall not be deemed to restrict the exercise of such rights;
     (vii) such security or loan has an original term to maturity of no more than 85 months;
     (viii) if such security or loan is a Revolving Obligation or a Delayed Draw Term Obligation, the related Obligor expressly and unconditionally agrees to make all payments thereunder without deduction for any counterclaim, defense, recoupment or set-off;
     (ix) such security or loan is not a Real Estate Obligation (excepting, for purposes of this clause, loans outstanding as of the Closing Date to Scripps GSB I, LLC, Fulton Capitol and Ashmont Hill, LLC);
     (x) the proceeds of such security or loan are not used to finance construction projects or activities, other than refurbishments of existing structures with regard to loans outstanding to Fulton Capitol and Ashmont Hill, LLC;
     (xi) with respect to which the Collateral Custodian has received the related Collateral Debt Obligation File;
     (xii) the Obligor of such security or loan has executed all appropriate documentation required by the Originator or the Borrower, as applicable;
     (xiii) such security or loan is (i) a “general intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the Article 9 of the UCC or (ii) a

“financial asset”, “security” or “security entitlement” within the meaning of Article 8 of the UCC, in each case, in all jurisdictions that govern the perfection of the security interest granted therein;
     (xiv) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such security or loan have been duly obtained, effected or given and are in full force and effect;
     (xv) such security or loan, together with the Collateral Debt Obligation Documents related thereto, does not contravene in any material respect any Applicable Laws (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
     (xvi) such security or loan, together with the related Collateral Debt Obligation Documents, is fully assignable and does not require the consent of or notice to the Obligor to consummate the transactions contemplated by the Transaction Documents or contain any other restriction on the transfer or assignment of the Collateral Debt Obligation or the Collateral Debt Obligation Documents for the purpose of consummating the transactions contemplated by the Transaction Documents other than a consent or waiver of such restriction that has been obtained prior to the date on which the security or loan was sold to the Borrower;
     (xvii) the Borrower’s interest in such security or loan and all Related Property is owned by the Borrower free and clear of any Liens except for Permitted Liens, and all filings and other actions required to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in such security or loan have been made or taken;
     (xviii) no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such security or loan;
     (xix) neither such security or loan, nor any portion of the Related Property, constitutes Margin Stock, and the financing of such security or loan by the Lenders does not contravene in any material respect Regulation U of the Federal Reserve Board, nor require the Lenders to undertake reporting thereunder which it would not otherwise have cause to make;
     (xx) such security or loan will not cause the Borrower or the Originator to be deemed an Insider or an Affiliate of the related Obligor;
     (xxii) no claim has been asserted or proceeding commenced in respect of such security or loan challenging the enforceability or validity of any of the related Collateral Debt Obligation Documents;
     (xxiii) such security or loan does not by its terms permit the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor;

     (xxiv) the Obligor of such security or loan is legally responsible for all taxes relating to the Related Property, and all payments in respect of the security or loan are required to be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by Applicable Law in which case the Obligor thereof is required to make “gross-up” payments that cover the full amount of any such withholding taxes on an after-tax basis (taking into account all available credits or deductions attributable to the payment or accrual of such taxes);
     (xxv) as of its Cut-Off Date and Transfer Date, such security or loan is not a Charged-Off Obligation, a Delinquent Obligation or in arrears on any payment of interest or principal (other than with respect to certain borrowing base over-advances outstanding as of the Cut-Off Date and certain loans outstanding to Fulton Capital);
     (xxvi) as of and from its Transfer Date, such security or loan is listed on the Schedule of Collateral Debt Obligations; and
     (xxvii) there is no restriction on the Originator’s ability to direct the Obligors to make all payments to one of the Lock-Boxes or directly to one of the Lock-Box Accounts.
     “Collateral Debt Obligation Checklist” means, with respect to any Collateral Debt Obligation, the index prepared by the Servicer identifying the type of Collateral Debt Obligation (including whether such Collateral Debt Obligation is a Noteless Collateral Debt Obligation) and each of the Collateral Debt Obligation Documents related thereto which are included in the related Collateral Debt Obligation File.
     “Collateral Debt Obligation Documents” means with respect to any Collateral Debt Obligation, the related documentation that has been delivered or should, consistent with the Servicing Standards, have been delivered to the Borrower or Servicer, including any related instrument, promissory note, loan agreement, security agreement, mortgage, assignment of Collateral Debt Obligations, all guarantees, and UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Debt Obligation and related instrument, including general or limited guaranties and, for each Collateral Debt Obligation secured by real property, an Assignment of Mortgage (so long as an Assignment of Mortgage has not been previously delivered to the Collateral Custodian in respect of such Collateral Debt Obligation).
     “Collateral Debt Obligation File” means with respect to any Collateral Debt Obligation, each of the Collateral Debt Obligation Documents related thereto.
     “Collection Account” is defined in Section 5.4(a).
     “Collection Date” means the date on which all Advances Outstanding have been reduced to zero, the Lenders have received all accrued Interest, fees, and all other amounts owing to them under this Agreement and the Hedge Transaction, the Hedge Counterparties have received all amounts due and owing hereunder and under the Hedge Transactions, and each of the Backup

Servicer, the Collateral Custodian, the Administrative Agent and the Managing Agents have each received all amounts due to them in connection with the Transaction Documents.
     “Collections” means (a) all cash collections or other cash proceeds of a Collateral Debt Obligation received by or on behalf of the Borrower by the Servicer or Originator from or on behalf of any Obligor in payment of any amounts owed in respect of such Collateral Debt Obligation, including fees, interest, principal, Insurance Proceeds and all Recoveries, (b) all amounts or Proceeds received in the Collection Account in connection with (i) a repurchase of Ineligible Collateral Debt Obligations pursuant to Section 2.4(c), (ii) a Lien Release Dividend pursuant to Section 2.10 or (iii) an Optional Repurchase pursuant to Section 2.14, (c) all payments received pursuant to any Hedge Transaction, (d) interest earnings in the Collection Account and (e) all Proceeds of Equity Interests, and (f) any cash payments on PIK Obligations, but excluding, in each case, the Retained Interest and any Released Amounts.
     “Commercial Paper Notes” means on any day, any short-term promissory notes issued by any Lender with respect to financing any Advance hereunder that are allocated, in whole or in part, by such Lender to fund or maintain the Advances Outstanding.
     “Committed Funding Account” means an account established in accordance with Section 5.4(d).
     “Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.
     “CP Rate” means for any Settlement Period for any Advances made by a Lender, a per annum rate equal to the sum of (i)(A) the weighted daily averaged interest rate payable in respect of the related Lender’s commercial paper, or (B) the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the related Lender from time to time as interest on or otherwise in respect of those commercial paper notes issued by the related Lender that are allocated, in whole or in part, to fund the purchase or maintenance of the Advances made by such Lender, in each case, during such Settlement Period (determined in the case of discount commercial paper notes by converting the discount to an interest bearing equivalent rate per annum), plus (ii) 0.05% per annum in respect of dealer fees and commissions (to the extent not included in the preceding clause (i)), and (iii) (without duplication) the commissions and charges not constituting dealer fees or commissions charged by the applicable placement agent or commercial paper dealer with respect to such commercial paper expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.
     “Credit and Collection Policy” means the written credit and collection policies and procedures manual of the Originator and the initial Servicer in effect on the Closing Date and attached hereto as Exhibit K, as amended or supplemented from time to time in accordance with this Agreement; and with respect to any Successor Servicer, the written collection policies and procedures of such Person at the time such Person becomes Successor Servicer, as amended or supplemented from time to time.

     “Custodial Expenses” means the out-of-pocket expenses to be paid to the Collateral Custodian under the Backup Servicer and Custodian Fee Letter.
     “Custodial Fee” means the fee to be paid to the Collateral Custodian as set forth in the Backup Servicer and Custodian Fee Letter.
     “Cut-Off Date” means, with respect to each Collateral Debt Obligation acquired by the Borrower under the Purchase Agreement, the date on and after which Collections on such Collateral Debt Obligation become included as part of the Collateral, which shall be: (a) with respect to any Initial Collateral Debt Obligation with an Obligation Rating of 4, June 15, 2007, (b) with respect to any Initial Collateral Debt Obligation with an Obligation Rating of 5 or 6, March 14, 2007, and (c) with respect to any Additional Collateral Debt Obligation, the Transfer Date applicable to such Collateral Debt Obligation.
     “DB” means Deutsche Bank AG, New York Branch, in its individual capacity, and its successors or assigns.
     “Default” means an event that, with the giving of notice or lapse of time, or both, would become an Event of Default (including, for the avoidance of doubt, a Servicer Potential Termination Event).
     “Delayed Draw Term Obligation” means a loan that is fully committed on the initial funding date thereof and is required by its terms to be fully funded in one or more installments on draw dates to occur within three years after the closing date thereof, but which, once fully funded, has the characteristics of a Term Obligation. Once fully funded, such loan will cease to be a Delayed Draw Term Obligation.
     “Delinquent Obligation” means a Collateral Debt Obligation (other than a Charged-Off Obligation) in the Collateral as to which both of the following have occurred and are continuing:
     (i) for all Collateral Debt Obligations except Fulton Capital, any portion of a payment of interest on or principal of such Collateral Debt Obligation is not paid in cash on a current basis (without giving effect to any grace period otherwise applicable thereto) and, in the case of Fulton Capital, any payment of interest on or principal of such Collateral Debt Obligation (by reference to the Outstanding Principal Balance of such Collateral Debt Obligation as reflected on the Originator’s balance sheet as of the applicable Cut-Off Date) is not paid in cash on a current basis; and
     (ii) any delinquencies specified in clause (i) above have not been cured (A) with respect to Asset Based Revolvers, within five calendar days of the date on which such delinquent payment was first due and (B) with respect to all other Collateral Debt Obligations, within 90 days of the date on which such delinquent payment was first due.
     “Derivatives” means any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.
     “Determination Date” means the last day of each Settlement Period.
     “Dollars” or “$” means the lawful currency of the United States of America.
     “Eligible Assignee” means a Person (a) whose short-term rating is at least “A-1” from S&P and “P-1” from Moody’s, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least “A-1” from S&P and “P-1” from Moody’s and (b) who is approved by the Borrower (such approval not to be unreasonably withheld).
     “Eligible Collateral Debt Obligation” means on any date of determination, an Originator Collateral Debt Obligation which satisfies the representations set forth in Section 4.1(r).
     “Eligible Obligor” means on any day, any Obligor that satisfies each of the following requirements:
     (i) such Obligor is a business organization that is duly organized, validly existing and in good standing under the laws of, and has its principal place of business and substantially all of its assets in, the United States or Canada, or any political subdivision thereof (unless otherwise consented to in writing by the Administrative Agent);
     (ii) such Obligor is not a Governmental Authority; and
     (iii) such Obligor is not (A) an Affiliate of the Borrower or the Originator or (B) an entity to which the Borrower or the Originator would be deemed an Insider, unless such Obligor has been approved by the Administrative Agent.
     “Equity Interests” means with respect to any Collateral Debt Obligation, any warrants, equity or other equity interests or interests convertible into or exchangeable for any such interests received from any Obligor in connection with an amendment, modification or waiver of, or other similar undertaking with respect to, the terms of a Collateral Debt Obligation.
     “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.
     “Eurodollar Disruption Event” means with respect to any Advance as to which Interest accrues or is to accrue at a rate based upon the Adjusted Eurodollar Rate, any of the following: (a) a determination by a Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Advance; (b) the inability of any Lender to obtain timely information for purposes of determining the Adjusted Eurodollar Rate; (c) a determination by a Lender that the rate at which deposits of United States dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance; or (d) the inability of a Lender to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.
     “Eurodollar Reserve Percentage” means on any day, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board (or any successor) for determining reserve requirements applicable to “Eurocurrency Liabilities” pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board (or any successor) that prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in Regulation D.
     “Event of Default” is defined in Section 8.1.
     “Expense Claims” is defined in Section 12.10(b).
     “Facility Obligations” means all loans, advances, debts, liabilities and obligations, for monetary amounts owing by the Borrower to the Lenders, the Administrative Agent, the Managing Agents and the other Secured Parties or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of this Agreement, the Fee Letters, any other Transaction Document delivered in connection with the transactions contemplated by this Agreement, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument, or any Hedge Transaction. This term includes all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), fees, including any and all arrangement fees, loan fees, facility fees, and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of the Transaction Documents or under any Hedge Transaction.
     “Federal Funds Rate” means for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York City time) for such day on such transactions received by DB from three federal funds brokers of recognized standing selected by it.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
     “Fee Letters” means the Structuring Fee Letter and the Servicing Fee Letter.
     “Fixed Rate Collateral Debt Obligation” means a Collateral Debt Obligation that bears interest at a fixed rate.

     “Foreign Lender” is defined in Section 2.12(d).
     “Funded Amount” means, for each Lender, the aggregate amount of Advances such Lender has actually funded pursuant to the terms hereof, or, with respect to the Initial Advance to be made by such Lender, the amount of the Advance such Lender has agreed to fund on the Closing Date, in each case calculated as such Lender’s pro rata share of an amount equal to the sum of (a) the product of (i) on the Closing Date, the aggregate Market Value of the Initial Collateral Debt Obligations as of such date and (ii) the applicable Advance Rate plus (b) the product of (i) on any Additional Funding Date, the aggregate Market Value of the Additional Collateral Debt Obligations becoming part of the Collateral as of such date and (ii) the applicable Advance Rate.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
     “Governmental Authority” means with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.
     “Hedge Collateral” is defined in Section 5.3(b).
     “Hedge Counterparty” means DB or any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld), and (ii) has a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s, and (b) (i) consents to the assignment of the Borrower’s rights under the Hedge Transaction to the Administrative Agent pursuant to Section 5.3(b) and (ii) agrees that in the event that S&P or Moody’s reduces its short-term unsecured debt rating below “A-1” or “P-1”, respectively, it shall transfer its rights and obligations under each Hedging Transaction to another entity that meets the requirements of clause (a) and (b) hereof or make other arrangements acceptable to the Administrative Agent.
     “Hedge Transaction” means each interest rate cap transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.3(a).
     “Increased Costs” is defined in Section 2.11(a).
     “Indebtedness” means with respect to the Borrower or the initial Servicer at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Adverse Claims on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, and (f)

obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, clauses (a) through (e) above.
     “Indemnified Amounts” is defined in Section 9.1.
     “Indemnified Party” is defined in Section 9.1.
     “Indemnifying Party” is defined in Section 9.3.
     “Independent Accountants” means, as to any Person, any firm or nationally recognized certified public accountants (including any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.
     “Ineligible Collateral Debt Obligation” means (a) a Collateral Debt Obligation that is not an Eligible Collateral Debt Obligation and (b) the loan outstanding to Scripps GSB I, LLC if, within 15 Business Days after the Closing Date, CEIS Review Inc. does not confirm such loan as having an Obligation Rating of 4.
     “Initial Advance” is defined in Section 2.1(a).
     “Initial Collateral Debt Obligation” means any Collateral Debt Obligation which is acquired by the Borrower on the initial Transfer Date.
     “Insider” is defined in Section 101(31) of the Bankruptcy Code.
     “Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
     “Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency,

reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
     “Insolvency Proceeding” means any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.
     “Insurance Policy” means with respect to any Collateral Debt Obligation included in the Collateral, an insurance policy covering physical damage to or loss to any assets or Related Property of the Obligor securing such Collateral Debt Obligation.
     “Insurance Proceeds” means any amounts payable or any payments made, to the Borrower or to the Servicer on its behalf under any Insurance Policy.
     “Interest” means, for each Settlement Period and each Advance outstanding during such Settlement Period, an amount equal to:

Where

	N	=	the number of days in such Settlement Period;

	IR	=	the Interest Rate applicable to such Advance;

	AP	=	the Applicable Margin;

	Pi	=	the principal amount of such Advance on day i of such Settlement Period (after giving effect to all distributions made on such day).
     “Interest Collections” means any and all Collections deposited into the Collection Account in respect of any payments received on or after the Cut-Off Date on account of (a) interest on Collateral Debt Obligations, (b) any payments received pursuant to any Hedge Transaction and (c) any interest payments on PIK Obligations, in each case whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, but excluding any Retained Interest and Released Amounts.
     “Interest Rate” means, for each Settlement Period and for each Advance outstanding for each day during such Settlement Period:
     (a) to the extent the applicable Lender has funded the Advance through the issuance of Commercial Paper Notes, a rate equal to the applicable CP Rate; or
     (b) to the extent the applicable Lender did not fund the Advance through the issuance of Commercial Paper Notes, a rate equal to the Adjusted Eurodollar Rate; provided that: (i) the Interest Rate shall be the Base Rate if such Lender shall have notified the Administrative Agent that a Eurodollar Disruption Event has occurred and is continuing; and (ii) the Interest Rate shall be the applicable Prime Rate for each day during any Settlement Period following the occurrence of an Event of Default that is continuing.
     “Lender Group” means any Lender and its related Managing Agent.
     “Lenders” is defined in the Preamble.
     “LIBO Rate” means for any Settlement Period and any Advance, an interest rate per annum equal to:
(i)	the posted rate for 30 day deposits in United States dollars appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the Business Day that is the second Business Day immediately preceding the date on which such Advance was funded (with respect to the initial Settlement Period for such Advance) and as of the second Business Day immediately preceding the first day of the applicable Settlement Period (with respect to all subsequent Settlement Periods for such Advance); or

(ii)	if no rate appears on Reuters Screen LIBOR01 Page at such time and day, then the LIBO Rate shall be determined by the Administrative Agent at its principal office in New York, New York as its rate at which 30 day deposits in United States dollars are being, have been, or would be offered or quoted by the Administrative Agent to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (New York City time) on such day.
     “Lien” means, with respect to any Collateral, (a) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Collateral, or (b) the interest of a vendor or lessor under any conditional sale agreement, financing loan or other title retention agreement relating to such Collateral.
     “Lien Release Dividend” is defined in Section 2.10(a).
     “Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.10(a).
     “Liquidation Expenses” means with respect to any Collateral Debt Obligation, the aggregate amount of out-of-pocket expenses reasonably incurred by the Borrower or on behalf of the Borrower by the Servicer (including amounts paid to any subservicer) in connection with the repossession, refurbishing and disposition of any related assets securing such Collateral Debt Obligation including the attempted collection of any amount owing pursuant to such Collateral Debt Obligation.
     “Lock-Box” means the post office box to which Collections are remitted for retrieval by the Lock-Box Bank and deposited by such Lock-Box Bank into the Lock-Box Accounts, the details of which are contained in Schedule II, as such schedule may be amended from time to time.

     “Lock-Box Accounts” means one or more accounts maintained at Bank of America, N.A. in the name of CapitalSource Funding Inc. for the purpose of receiving Collections, the details of which are contained in Schedule II, as such schedule may be amended from time to time.
     “Lock-Box Agreement” means the Fourth Amended and Restated Intercreditor and Lockbox Administration Agreement, dated as of June 30, 2005, among Bank of America, N.A., as the Lock-box Bank, each of the Financing Agents (as defined therein) party thereto, as financing agents, CapitalSource, as the originator, as the original servicer and as the lockbox servicer, and CapitalSource Funding Inc., as the owner of the Lock-Box Accounts and as the owner of the lockbox, as amended, modified, waived, supplemented or restated from time to time.
     “Lock-Box Bank” means Bank of America, N.A.
     “Managing Agent” means as to any Lender, the financial institution identified as such on the signature pages hereof or in the applicable Assignment and Acceptance Agreement.
     “Mandatory Prepayment” is defined in Section 2.4(a).
     “Margin Stock” means “Margin Stock” as defined in Regulation U issued by the Federal Reserve Board.
     “Market Servicing Fee” is defined in Section 7.14.
     “Market Servicing Fee Differential” means on any date of determination, an amount equal to the positive difference between the Market Servicing Fee and Servicing Fee.
     “Market Value” means with respect to each Collateral Debt Obligation, the lower of (a) (i) with respect to any Collateral Debt Obligation with an Obligation Rating of 4, the remaining outstanding principal amount of such Collateral Debt Obligation, or (ii) with respect to any Collateral Debt Obligation with an Obligation Rating of 5 or 6, the value of such Collateral Debt Obligation as determined by CEIS Review Inc., and (b) the value of such Collateral Debt Obligation on the books of the Originator (net of any specific reserve) as determined by the authorized financial officer of the Originator.
     “Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties of the Servicer or the Borrower, (b) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Collateral Debt Obligations, (c) the rights and remedies of the Administrative Agent, on behalf of the Secured Parties, the Collateral Custodian or any Secured Party under this Agreement or any Transaction Document or (d) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority, or enforceability of the Administrative Agent’s, Collateral Custodian’s or Secured Parties’ interest in the Collateral.
     “Material Modification” means a termination or release, or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a

Collateral Debt Obligation (other than a Modified Collateral Debt Obligation) that is entered into for reasons related to the inability of the applicable Obligor to make payments of principal or interest under such Collateral Debt Obligation, as determined in accordance with the Credit and Collection Policy.
     “Maturity Date” means the earliest to occur of (a) the date declared by the Administrative Agent or occurring automatically, in each case in respect of the occurrence of an Event of Default and (b) a date selected by the Borrower upon at least 30 days’ prior written notice to the Administrative Agent and each Managing Agent.
     “Maximum Lawful Rate” is defined in Section 2.6(d).
     “Modified Collateral Debt Obligation” means a Collateral Debt Obligation with respect to which, after the Cut-Off Date, (i) a termination or release, or an amendment, modification or waiver, or equivalent similar undertaking or agreement by the Servicer (collectively, for purposes of this definition, the “modification”) is entered into for reasons related to the inability of the applicable Obligor to make payments of principal or interest under such Collateral Debt Obligation, as determined in accordance with the Credit and Collection Policy, and (ii) the following conditions have been satisfied:
     (a) the modification does not (x) reduce the total amount of principal due on such Collateral Debt Obligation or (y) extend a principal payment on such Collateral Debt Obligation by more than one year past the due date for such payment (as in effect on the applicable Cut-Off Date);
     (b) the Servicer represents that the modification is not expected to adversely affect the collectibility or the value of such Collateral Debt Obligation;
     (c) immediately before and immediately after giving effect to such modification, the aggregate amount of Advances Outstanding is less than or equal to the amount indicated in the Required Principal Amortization Schedule; and
     (d) immediately before and immediately after giving effect to such modification, no Default or Event of Default shall have occurred and be continuing.
     “Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
     “Noteless Collateral Debt Obligation” means a Collateral Debt Obligation with respect to which the underlying Collateral Debt Obligation Documents (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Collateral Debt Obligation and (ii) do not require any holder of the indebtedness created under such Collateral Debt Obligation to affirmatively request a promissory note from the related Obligor.
     “Notes” is defined in Section 2.5(a).
     “Notice of Exclusive Control” is defined in the Account Control Agreement.

     “Obligation Rating” means, for each Collateral Debt Obligation in the Collateral, the rating assigned to such Collateral Debt Obligation by CapitalSource by applying its comprehensive loan rating matrix to characterize the risk and level of each loan. The loan rating matrix is customized for the different array of products offered by each lending unit, but without exception evaluates the same three areas, which are (i) credit factors, (ii) collateral factor, and (iii) financial reporting. The following is a description of the conditions associated with each Obligation Rating, which must be affirmed by CapitalSource’s credit operations and services group and is then used to determine the level of servicing required:

Obligation
Rating	Summary Description

1	“Investment Grade” (based on structure, collateral or credit)

2	Very high quality credit in all respects, supported by a combination of strong collateral and cash flow

3	Strong credit or collateral position

4	Acceptable collateral or credit position with enhanced monitoring

5	Problem loan, with limited credit risk

6	Active work-out; expectation of credit loss
     “Obligor” means with respect to any Collateral Debt Obligation, the Person or Persons obligated to make payments pursuant to such Collateral Debt Obligation, including any guarantor thereof.
     “Officer’s Certificate” means a certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Administrative Agent, the Collateral Custodian and the Backup Servicer.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Borrower or the Servicer, as the case may be, and who shall be reasonably acceptable to the Administrative Agent.
     “Optional Repurchase” is defined in Section 2.14.
     “Optional Repurchase Settlement Date” means the Business Day specified by the Borrower to the Administrative Agent and the Collateral Custodian as the proposed settlement date of an Optional Repurchase.
     “Originator” means CapitalSource.
     “Other Costs” is defined in Section 12.8.
     “Outstanding Principal Balance” means, on any date of determination with respect to any Collateral Debt Obligation, the outstanding principal amount of such Collateral Debt Obligation.

     “Payment Allocation Condition” means, on any date of determination, a condition that is satisfied if and for so long as no Default or Event of Default has occurred and is continuing and the amount of Advances Outstanding is less than or equal to the Target Principal Balance for such date.
     “Payment Date” means the tenth Business Day following the end of a Settlement Period.
     “Periodic Report” is defined in Section 7.21(a).
     “Permitted Investments” means any one or more of the following types of investments:
     (a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;
     (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;
     (c) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated “A-1” by S&P and “P-1” by Moody’s;
     (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;
     (e) commercial paper rated at least “A-1” by S&P and “P-1” by Moody’s; and
     (f) demand deposits, time deposits, money market funds or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least “A-1” by S&P and “P-1” by Moody’s.
     Permitted Investments shall not include any instrument, security or investment (a) which is purchased at a price (excluding accrued interest) in excess of 100% of par, (b) which is subject to substantial non-credit risk as determined by the Servicer in its reasonable business judgment, (c) the S&P rating of which includes a “p”, “pi”, “q”, “r” or “t” subscript or (d) if the income from such obligation or security is or will be subject to deduction or withholding for or on account of any withholding or similar tax, unless the issuer is required to make gross up payments equal to the full amount of any such withholding tax, or the acquisition (including the manner of acquisition), ownership, enforcement or disposition of such obligation or security will subject the Borrower to net income tax in any jurisdiction other than its jurisdiction of incorporation. Permitted Investments may not include obligations secured by real property, including mortgage-backed securities. The Collateral Custodian may purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.
     “Permitted Liens” means liens created pursuant to the Transaction Documents in favor of the Administrative Agent, for the benefit of the Secured Parties.
     “Permitted Liquidation Balance” means the Aggregate Outstanding Principal Balance of the Collateral Debt Obligations on the Closing Date, which amount is to be reset on January 1 of each year thereafter.
     “Permitted Securitization Transaction” means any financing transaction undertaken by the Issuer or an Affiliate of the Issuer or the Originator (with the Administrative Agent’s prior written consent) that is secured, directly or indirectly, by the Related Property or any portion thereof or interest therein, including any sale, lease, whole loan sale, asset securitization, secured loan or other transfer.
     “Person” means an individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
     “PIK Obligation” means a Collateral Debt Obligation which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Collateral Debt Obligation for some period of the time prior to such Collateral Debt Obligation requiring such interest to be paid in cash, which cash payment shall be treated as Interest Collections at the time it is received.
     “Plan Asset Regulation” means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as modified by Section 3(42) of ERISA.
     “Plan Assets” means “plan assets” as defined in the Plan Asset Regulation.
     “Prepayment Notice” means a written notice, in the form of Exhibit E hereto, delivered by the Borrower pursuant to Section 2.3 in connection with a prepayment (other than a Mandatory Prepayment).
     “Prime Rate” means the rate publicly announced by Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Administrative Agent in connection with extensions of credit to debtors.
     “Principal Collections” means any and all Collections deposited into the Collection Account which do not constitute Interest Collections, in each case received on or after the Cut-Off Date, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

     “Proceeds” means with respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any insurance relating to such Collateral.
     “Purchase Agreement” means that certain Purchase and Sale Agreement dated as of July 20, 2007 between the Borrower, as buyer and the Originator, as seller, as amended, modified, supplemented or restated from time to time.
     “Purchased Amount” means, at any time, with respect to any Collateral Debt Obligation in the Collateral that is a Revolving Obligation, the principal amount of the funded portion of such Revolving Obligation sold to the Borrower pursuant to the Purchase Agreement, less the cumulative Revolver Paydown Amounts received with respect to such Revolving Obligation since its Cut-Off Date.
     “Qualified Institution” is defined in Section 5.4(a).
     “Rating Agency” means any rating agency that has been requested to issue a rating with respect to the Commercial Paper Notes issued by a Lender.
     “Real Estate Obligation” means a Collateral Debt Obligation that is (a)(i) underwritten primarily by a mortgage, deed of trust or similar lien on commercial real estate (other than hotels, restaurants and casinos) or residential real estate and (ii) primary repayment of the payment obligations thereof is through rental or other real estate related income or (b) a loan or debt obligation which falls within the Moody’s industry classification “Buildings and Real Estate”.
     “Records” means with respect to any Collateral Debt Obligations, all documents, books, records and other information (including tapes, disks, punch cards and related property and rights) maintained with respect to any item of Collateral and the related Obligors, other than the Collateral Debt Obligation Documents, that the Originator or the Servicer have generated.
     “Recoveries” means with respect to any Collateral Debt Obligation, Proceeds of the sale of any Related Property, Insurance Proceeds, and any other recoveries with respect to such Collateral Debt Obligation and Related Property, and amounts representing late fees and penalties, net of Liquidation Expenses and amounts, if any, received that are required to be refunded to the Obligor on such Collateral Debt Obligation.
     “Reduced Interest Collections” means, in regard to Modified Collateral Debt Obligations, as of any date of determination, the difference between (i) the cumulative amount of interest due on such Modified Collateral Debt Obligations, from their respective Cut-Off Dates to the applicable date of determination, calculated pursuant to the terms thereof in effect as of their respective Cut-Off Dates, and (ii) the cumulative amount of interest due on such Modified Collateral Debt Obligations, from their respective Cut-Off Dates to the applicable date of determination, calculated pursuant to the terms thereof in effect immediately following the applicable modification.
     “Regulatory Change” is defined in Section 2.11(a).

     “Related Property” means with respect to a Collateral Debt Obligation, any property or other assets of the Obligor thereunder pledged as collateral to secure the repayment of such Collateral Debt Obligation.
     “Released Amounts” means, with respect to any payment or Collection received with respect to any Collateral Debt Obligation on any Business Day (whether such payment or Collection is received by the Servicer, the Originator or the Borrower), an amount equal to that portion of such payment or collection constituting Retained Interest.
     “Reporting Date” means the date that is two Business Days prior to each Payment Date.
     “Repurchase Price” means, with respect to any Collateral Debt Obligation, as of any date of determination, the greater of (a) the Outstanding Principal Balance of such Collateral Debt Obligation, together with any accrued interest and Accreted Interest thereon, and (b) the Market Value of such Collateral Debt Obligation, together with any accrued interest and Accreted Interest thereon, as determined on such date.
     “Required Lenders” means at a particular time, Lenders with Funded Amounts in excess of 50% of the aggregate Funded Amounts; provided that at any time there are not more than three Lender Groups party hereto, “Required Lenders” shall mean all Lenders.
     “Required Principal Amortization Schedule” means the schedule attached as Schedule VI hereto, as such schedule may be modified in accordance with the terms hereof.
     “Reserve Account” means an account established in accordance with Section 5.4(c) for the purpose of receiving deposits with respect to, and maintaining therein, the Reserve Account Required Amount (including any amounts in excess of the Reserve Account Required Amount, to the extent not distributed to the parties entitled thereto pursuant to Section 2.7) and, to the extent required pursuant to Section 2.7, to fund payments thereunder.
     “Reserve Account Required Amount” means, as of any date of determination, an amount equal to the sum of (a) $1,000,000 and (b) the greater of (i) $1,000,000 and (ii) the sum of (A) the aggregate Outstanding Principal Balance of all Delinquent Obligations included in the Collateral on such date and (B) the equivalent amount of the Reduced Interest Collections in regards to Modified Collateral Debt Obligations.
     “Responsible Officer” means as to the Borrower, the President, any Vice President or the Treasurer of the Borrower, and as to any other Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. The Borrower may designate other Responsible Officers from time to time by notice to the Administrative Agent.
     “Retained Interest” means, with respect to each Collateral Debt Obligation, the following interests, rights and obligations in such Collateral Debt Obligation and under the associated Collateral Debt Obligation Documents, which are being retained by the Originator: (a) all of the rights and obligations, if any, of the agent(s) solely in such capacity under the documentation evidencing such Collateral Debt Obligation, (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Collateral Debt Obligation that relate to such portion(s) of the indebtedness that is owned by a lender other than the Originator, and (c) with respect to Revolving Obligations and Delayed Draw Term Obligations, the commitment, if any, to make future advances.
     “Reuters Screen LIBOR01 Page” means the display page currently so designated on the Moneyline Telerate Service or such other page as may be nominated as the information vendor (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
     “Revolver Paydown Amount” means each amount of Principal Collections received by the Borrower on Revolving Obligations in the Collateral that is deposited in the Collection Account pursuant to Sections 5.4(d)(ii) — (iv).
     “Revolving Obligation” means any loan with respect to which there is a commitment that is fixed pursuant to the terms of the related Collateral Debt Obligation Documents and pursuant to which amounts borrowed may be repaid and subsequently re-borrowed.
     “Revolving Obligation Payment Allocation Condition” means, with respect to any Revolving Obligation in the Collateral, a condition that is satisfied if and for so long as such Revolving Obligation is not a Delinquent Obligation, a Charged-Off Obligation or a Modified Collateral Debt Obligation.
     “Revolving Period” means the period commencing on the Closing Date and ending on the earlier of (a) the Maturity Date and (b) the third anniversary of the Closing Date.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Schedule of Collateral Debt Obligations” means, the Collateral Debt Obligations listed on Schedule III hereto, and the information included therewith, as such schedule shall be updated in connection with each Periodic Report, and may be further amended from time to time to reflect the release of Collateral Debt Obligations or the inclusion of Collateral Debt Obligations as provided in this Agreement.
     “Scheduled Payment” means, as of any Determination Date and with respect to any Collateral Debt Obligation, each periodic payment (whether of principal, interest or both) scheduled to be made by the Obligor thereof after such Determination Date under the terms of such Collateral Debt Obligation.
     “Secured Party” means (i) the Administrative Agent, (ii) each Lender, (iii) each Managing Agent and (iv) each Hedge Counterparty that is either a Lender or an Affiliate of a Lender if that Affiliate executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.
     “Servicer” is defined in the Preamble.
     “Servicer’s Certificate” is defined in Section 7.21(c).

     “Servicer Potential Termination Event” means an event that, with lapse of time or notice or both would become a Servicer Termination Event.
     “Servicer Termination Event” is defined in Section 7.12.
     “Servicing Fee” means for each Settlement Period or portion thereof, an amount equal to the sum, for all Collateral Debt Obligations and all days in the Settlement Period, of the product of (i) the Adjusted Market Value of each Collateral Debt Obligation as set forth in the books and records of the Borrower for each date in the Settlement Period and (ii) the applicable Servicing Fee Rate, computed on a 30/360 basis. For any Successor Servicer, the Servicing Fee shall be determined in accordance with Section 7.14.
     “Servicing Fee Letter” means the letter agreement, dated as of the date hereof, in respect of the Applicable Margin and the Servicing Fee Rate, among the Borrower, the Originator, Deutsche Bank Securities Inc., as Arranger, and the Administrative Agent.
     “Servicing Fee Rate” is defined in the Servicing Fee Letter.
     “Servicing Records” means all documents, books, records and other information (including tapes, disks and related property rights) prepared and maintained by the Servicer with respect to the Collateral Debt Obligations and the related Obligors.
     “Servicing Standards” means the collection and servicing policies and procedures the Servicer follows with respect to assets comparable to the Collateral Debt Obligations that it services for itself, its Affiliates or others, which shall be policies and procedures that are consistent with those policies and procedures as are customarily used by reasonable and prudent servicers of national repute in connection with servicing of assets of the nature and of the character of the Collateral Debt Obligations, giving due consideration to the Lenders’ and Hedge Counterparties’ reliance on the Servicer, and are consistent with the Credit and Collection Policy.
     “Settlement Period” means each three month period ending on the last day of each March, June, September and December or, with respect to the initial Settlement Period, the period from the Closing Date to September 30, 2007, or with respect to the final Payment Date hereunder, the period from the last day of the most recently ended Settlement Period to such Payment Date.
     “Solvent” means as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.
     “Stated Maturity” means, with respect to any Collateral Debt Obligation, the maturity date specified with respect to such Collateral Debt Obligation (subject to any business day convention specified under the applicable Collateral Debt Obligation Documents).
     “Structuring Fee Letter” means the letter agreement, dated as of the date hereof, in respect of the structuring fee and certain expenses, among the Borrower, the Originator, Deutsche Bank Securities Inc., as Arranger, and the Administrative Agent.
     “Successor Servicer” is defined in Section 7.13(a).
     “Tape” is defined in Section 7.18(b)(ii).
     “Target Principal Balance” means the amount corresponding to each Payment Date specified in the Required Principal Amortization Schedule.
     “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Government Authority.
     “Termination Notice” is defined in Section 7.12.
     “Term Obligation” means a loan that is a closed-end extension of credit by the Originator to an Obligor which may be fully funded or partially funded at the closing thereof, and which provides for full amortization of the principal thereof prior to or upon maturity.
     “Third Party Claim” is defined in Section 9.3.
     “Transaction Documents” means this Agreement, the Purchase Agreement, the Account Control Agreement, the Lock-Box Agreement, any UCC financing statements filed pursuant to the terms of this Agreement, and any additional document, letter, fee letter, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.
     “Transfer Date” is defined in the Purchase Agreement.
     “Transition Costs” means the reasonable costs and expenses incurred by the Backup Servicer in transitioning to Servicer; provided that the Administrative Agent’s consent shall be required if such Transition Costs exceed $50,000 in the aggregate.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction or, if no jurisdiction is specified, the State of New York.
     “Underlying Note” means the promissory note of an Obligor evidencing a Collateral Debt Obligation.

     “United States” means The United States of America.
     “Violation” is defined in Section 4.1(q).
     “Wells Fargo” means Wells Fargo Bank, National Association, or any permitted successor thereto.
     Section 1.2 Other Terms.
     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
     Section 1.3 Computation of Time Periods.
     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
     Section 1.4 Interpretation.
     In each Transaction Document, unless a contrary intention appears:
          (i) the singular number includes the plural number and vice versa;
          (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Document;
          (iii) reference to any gender includes each other gender;
          (iv) “including” means “including without limitation”;
          (v) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
          (vi) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

ARTICLE II
ADVANCES
     Section 2.1 Initial Advances.
     (a) Initial Advances. Subject to the terms and conditions hereof, each Lender will make, on the Closing Date, an advance (each, an “Initial Advance” and collectively, the “Initial Advances”) to the Borrower in an amount not to exceed such Lender’s Funded Amount. Except as set forth in Section 2.2, any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.3 and 2.4, all amounts owed hereunder with respect to the Advances shall be paid in full no later than the Maturity Date. Except as set forth in Section 2.2, no Lender shall have any further obligation to fund any Advances hereunder after giving effect to the funding of such Lender’s Initial Advance on the Closing Date. Notwithstanding the foregoing, each Lender’s obligation to fund the Initial Advances shall automatically terminate at 5:00 p.m., New York City time, on the date that is three Business Days after the effective date of this Agreement, if the Closing Date shall not have occurred by such time.
     (b) Borrowing Mechanics for the Initial Advances. In order to borrow the Initial Advances, the Borrower (or the Servicer on its behalf) shall deliver to the Administrative Agent and the Collateral Custodian a Periodic Report and Servicer’s Certificate no later than 12:00 noon (New York City time) one Business Day prior to the Closing Date. On or before the Closing Date, each Managing Agent shall request the Lender in its Lender Group to make the Initial Advance, and such Lender shall make the Initial Advance. Each Lender making an Initial Advance hereunder shall make such Advance available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Administrative Agent’s principal office. Upon satisfaction or waiver of the conditions precedent specified in Article III, the Administrative Agent shall make the proceeds of the Initial Advances available to the Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Initial Advances received by the Administrative Agent from the applicable Lenders to be credited to the account of the Borrower at the Administrative Agent’s principal office or to such other account as may be designated in writing to the Administrative Agent by the Borrower.
     Section 2.2 Additional Advances.
     During the Revolving Period, the Borrower may, at its option, request the Lenders to make advances of funds in addition to the Initial Advances made pursuant to Section 2.1 (each, an “Additional Advance” and collectively, the “Additional Advances”). No Lender shall be obligated to fund an Additional Advance.
     Section 2.3 Prepayments.
     From time to time, the Borrower may prepay any portion or all of the Advances Outstanding (from amounts on deposit in the Collection Account or otherwise available to the Borrower), by delivering to the Administrative Agent, the Collateral Custodian and each Managing Agent a Prepayment Notice and a Periodic Report by not later than 3:00 p.m. on the day that is at least one Business Day prior to the date of such Prepayment. If any Prepayment Notice is given, the amount specified in such Prepayment Notice shall be due and payable on the date specified therein. Any partial prepayment by the Borrower of Advances pursuant to this Section 2.3 shall be in a minimum amount of $1,000,000.
     Section 2.4 Principal Repayments.
     (a) The Advances Outstanding shall be due and payable on the Maturity Date. In addition, and without limiting the effect of Section 2.3, Advances Outstanding shall be repaid on each Payment Date by the amount of all Principal Collections received during the related Settlement Period that are not applied pursuant to Section 2.7(b)(i) or Section 2.3 (each such payment, a “Mandatory Prepayment”).
     (b) All repayments of any Advance or any portion thereof shall be made together with payment of (i) all Interest accrued and unpaid on the amount repaid to (but excluding) the date of such repayment and (ii) any other amounts payable by the Borrower under or with respect to any Hedge Transaction.
     (c) In the event that a Collateral Debt Obligation in the Collateral becomes or is discovered to be an Ineligible Collateral Debt Obligation, no later than 15 Business Days after the earlier of (A) knowledge thereof on the part of the Borrower and (B) receipt by the Borrower of written notice thereof given by the Administrative Agent, the Servicer or any Managing Agent, the Borrower shall repay Advances Outstanding by depositing in the Collection Account an amount equal to the Repurchase Price of such Ineligible Collateral Debt Obligation; provided that no such repayment shall be required to be made with respect to such Ineligible Collateral Debt Obligation (and such Collateral Debt Obligation shall cease to be an Ineligible Collateral Debt Obligation) if, on or before the expiration of such 15 Business Day period, the representations and warranties in Section 4.1(r) with respect to such Ineligible Collateral Debt Obligation shall be made true and correct in all material respects with respect to such Ineligible Collateral Debt Obligation as if such Ineligible Collateral Debt Obligation had been transferred to the Borrower on such day.
     Section 2.5 The Notes.
     (a) Upon the request of any Managing Agent, the Advances made by the Lenders in the related Lender Group hereunder shall be evidenced by a duly executed promissory note of the Borrower payable to each Managing Agent, on behalf of the applicable Lenders in the related Lender Group, in substantially the form of Exhibit B hereto (collectively, the “Notes”). The Notes shall be dated the Closing Date and shall be in a maximum principal amount equal to the sum of the Funded Amounts of the Lenders in each Lender Group and shall otherwise be duly completed.
     (b) Each Managing Agent is hereby authorized to enter on a schedule attached to its Notes the following notations (which may be computer generated) with respect to each Advance made by each Lender in the applicable Lender Group: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of a

Managing Agent to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.
     Section 2.6 Interest Payments.
     (a) Interest shall accrue on each Advance at the applicable Interest Rate plus the Applicable Margin. The Borrower shall pay Interest on the unpaid principal amount of each Advance for the period commencing on and including the date such Advance is funded to the Borrower until but excluding the date that such Advance shall be repaid in full by the Borrower to the Administrative Agent. Interest shall accrue during each Settlement Period on the Advances Outstanding during such Settlement Period and shall be payable on each Payment Date, unless earlier paid.
     (b) Each Managing Agent shall determine (in accordance with information provided by the relevant Lender in the related Lender Group, as applicable) its estimate of the Interest (including unpaid Interest, if any due and payable on a prior Payment Date) to be paid to the Lenders in the applicable Lender Group on each Payment Date for the related Settlement Period and shall advise the Administrative Agent and the Servicer, on behalf of the Borrower, and the Collateral Custodian, thereof five Business Days prior to each Payment Date. In the event that any Managing Agent’s or Lender’s, as applicable, estimate of the Interest payable for a related Settlement Period is different from the actual amount of Interest for such Settlement Period, the Managing Agent shall increase or decrease its estimate of Interest for the next succeeding Settlement Period by the amount of such difference, plus interest thereon at such rate.
     (c) The Administrative Agent shall notify the Borrower if any Managing Agent, on behalf of the applicable Lenders, shall notify the Administrative Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” has occurred.
     (d) Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Transaction Documents exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Transaction Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement and the Transaction Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Transaction Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate payable under this Agreement and the Transaction Documents. In no event shall the total interest received by a Lender under this Agreement and the Transaction Documents exceed the amount that such Lender could lawfully have received, had the interest due under this Agreement and the Transaction Documents been calculated since the Closing Date at the Maximum Lawful Rate.
     (e) The Borrower shall pay the fees specified hereunder and in the other Transaction Documents in accordance with Section 2.7.

     Section 2.7 Settlement Procedures.
     On each Payment Date the Servicer on behalf of the Borrower shall pay to the following Persons, for receipt by no later than 3:00 p.m. (New York City time) from the Collection Account, to the extent of available funds, the following amounts in the following order of priority:
     (a) To the extent of Interest Collections plus, with respect to clauses First through Sixth below, any amounts on deposit in the Reserve Account:
     (i) First, to the Backup Servicer (including in its capacity as Successor Servicer, if applicable), in an amount equal to any accrued and unpaid currently due Backup Servicer Fee, all unpaid Backup Servicer Fees due from a prior Payment Date, any unpaid Backup Servicer Expenses and amounts due to the Backup Servicer as an Indemnified Party, and any Transition Costs, for the payment thereof; provided that the amount of expenses other than Transition Costs payable under this clause First shall not exceed $20,000 in the aggregate with respect to such Payment Date;
     (ii) Second, to the Collateral Custodian in an amount equal to any accrued and unpaid currently due Custodial Fee, all unpaid Custodial Fees due from a prior Payment Date, all unpaid Custodial Expenses, and any other amounts due to the Collateral Custodian as an Indemnified Party, for the payment thereof; provided that the amount of Custodial Fees and Custodial Expenses payable under this clause Second shall not exceed $10,000 in the aggregate with respect to such Payment Date;
     (iii) Third, (A) to the initial Servicer, in an amount equal to its accrued and unpaid Servicing Fee and (B) to any Successor Servicer, the accrued and unpaid Servicing Fee and Market Servicing Fee Differential to the end of the preceding Settlement Period, for the payment thereof; provided that the amount of Market Servicing Fee Differential payable in any 12-month period under this clause Third shall not exceed 0.25% of the weighted average aggregate Adjusted Market Value of all Collateral Debt Obligations in the Collateral as of the first day of each month in such period;
     (iv) Fourth, pro rata to each Lender in an amount equal to any accrued and unpaid Interest, for the payment thereof;
     (v) Fifth, pro rata to each Lender in an amount necessary to reduce the Advances Outstanding by the Outstanding Principal Balance of all Charged-Off Obligations in the Collateral, less any amounts previously paid with respect to such Charged-Off Obligations pursuant to this clause Fifth;
     (vi) Sixth, to the Reserve Account, an amount, if necessary, required for the amount on deposit in the Reserve Account to equal the Reserve Account Required Amount;
     (vii) Seventh, to each Lender in an amount necessary to reduce the Advances Outstanding by the excess (if any) of (A) the Advances Outstanding on such Payment

Date after giving effect to the application of Principal Collections pursuant to Section 2.7(b), over (B) the Target Principal Balance for such Payment Date;
     (viii) Eighth, pro rata, (x) to the extent not previously paid pursuant to clause First above, any amounts due to the Backup Servicer, and (y) to the extent not previously paid pursuant to clause Second above, any amounts due to the Collateral Custodian, in each case together with accrued interest thereon;
     (ix) Ninth, to the Servicer, (x) all Indemnified Amounts and (y) reimbursement of all expenses payable to it pursuant to Section 7.7 and any other amounts then due to it under this Agreement, for the payment thereof; and
     (x) Tenth, all remaining amounts shall be distributed to the Borrower.
     (b) To the extent of available Principal Collections:
     (i) First, to the parties listed above, any amount remaining unpaid pursuant to clauses First through Fourth under clause (a) above, in accordance with the priority set forth thereunder;
     (ii) Second, pro rata to the Lenders, in an amount equal to the lesser of (x) the Mandatory Prepayment for such Payment Date and (y) such amount as is necessary to reduce the Advances Outstanding to zero, for the payment thereof;
     (iii) Third, to the Administrative Agent, the Lenders, the Affected Parties and the Indemnified Parties (other than the Servicer, if the Servicer is an Affiliate of the Borrower), pro rata in accordance with the amount owed to such Person under this clause Third, all other amounts then due under this Agreement, for the payment thereof;
     (iv) Fourth, to the extent not paid by the Servicer, to the Backup Servicer, to the Collateral Custodian, and to any Successor Servicer, as applicable, pro rata in accordance with the amount owed to such Person under this clause Fourth, in an amount equal to any accrued and unpaid Backup Servicer Expenses, Custodial Expenses, Market Servicing Fee Differential, Servicing Fee, Transition Costs and Indemnified Amounts, for the payment thereof;
     (v) Fifth, to the Servicer (if an Affiliate of the Borrower), (x) all Indemnified Amounts and (y) reimbursement of all expenses payable to it pursuant to Section 7.7 and any other amounts then due to it under this Agreement, for the payment thereof; and
     (vi) Sixth, all remaining amounts shall be distributed to the Borrower.
     Section 2.8 Collections and Allocations.
     (a) The Borrower or the Servicer on behalf of the Borrower shall promptly (but in no event later than two Business Days after the receipt thereof) identify any Collections received by the Borrower or the Servicer in respect of the Collateral Debt Obligations other than in accordance with Section 7.4(b) as being on account of Interest Collections or Principal

Collections and deposit all such Interest Collections or Principal Collections received directly by it into the Collection Account. The Servicer on behalf of the Borrower shall make such deposits or payments on the date indicated by wire transfer, in immediately available funds.
     (b) Until the occurrence of an Event of Default, to the extent there are uninvested amounts deposited in the Collection Account or the Reserve Account, all such amounts shall be invested in Permitted Investments selected by the Servicer on behalf of the Borrower that mature no later than the Business Day immediately preceding the next Payment Date; and from and after (i) the earlier of knowledge by, or notice having been delivered to, the Servicer of the occurrence of an Event of Default or (ii) the appointment of a Successor Servicer, to the extent there are uninvested amounts deposited in the Collection Account or the Reserve Account, all such amounts may be invested in Permitted Investments selected by the Administrative Agent that mature no later than the next Business Day. Absent direction from the Servicer or the Administrative Agent, as applicable, such amounts shall be invested in Permitted Investments described in clause (f) of the definition thereof. Any earnings (and losses) thereon shall be for the account of the Borrower.
     (c) Notwithstanding anything to the contrary contained herein or in any other Transaction Document, all payments required to be made by the Borrower hereunder shall be made by the Borrower, or the Servicer acting on its behalf, directing the Collateral Custodian to make such payments. The Collateral Custodian shall make such payments to the Secured Parties and any other Persons pursuant to this Agreement based solely on the information set forth in instructions, including the Periodic Report, furnished by the Borrower or the Servicer acting on behalf of the Borrower, and shall be entitled to conclusively rely on such information and reports, and on the calculations contained therein when making such payments.
     Section 2.9 Payments, Computations, Etc.
     (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer on behalf of the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Agent’s Account. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.0% per annum above the Base Rate, payable on demand; provided that such interest rate shall not at any time exceed the Maximum Lawful Rate. All computations of interest and all computations of the Interest Rate (other than Base Rate calculations) shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. All computations of interest calculated with reference to the Base Rate and calculations of fees hereunder (other than the Servicing Fee) shall be made on the basis of a year of 365/366 days for the actual number of days (including the first but excluding the last day) elapsed.
     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

     (c) All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement (after withholding for or on account of any Taxes).
     Section 2.10 Lien Release Dividend.
     (a) Notwithstanding any provision contained in this Agreement to the contrary, provided there is not then existing a Default or an Event of Default, on a Lien Release Dividend Date, the Borrower may dividend to the Originator all or a portion of the Collateral Debt Obligations in the Collateral (the “Lien Release Dividend”), subject to the following terms and conditions:
     (i) the Borrower shall have given the Administrative Agent (with a copy to the Collateral Custodian) at least one Business Day’s prior written notice of their intent to effectuate a Lien Release Dividend, unless such notice is waived by the Administrative Agent;
     (ii) any Lien Release Dividend shall only be in connection with a Permitted Securitization Transaction;
     (iii) after giving effect to the Lien Release Dividend and the transfer to the Originator of the applicable Collateral Debt Obligations or portions thereof on the Lien Release Dividend Date, (A) the representations and warranties contained in Section 4.1 shall continue to be true and correct, except to the extent relating to an earlier date and (B) neither a Default nor Event of Default shall have resulted;
     (iv) such Lien Release Dividend must be in compliance with Applicable Law and may not (i) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (ii) leave the Borrower, immediately after giving effect to the Lien Release Dividend, (x) not Solvent, (y) with insufficient funds to pay its obligations as and when they become due or (z) with inadequate capital for its present and anticipated business and transactions;
     (v) on or prior to the Lien Release Dividend Date, the Borrower shall have (A) delivered to the Administrative Agent a list specifying all Collateral Debt Obligations or portions thereof to be transferred pursuant to such Lien Release Dividend and (B) obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;
     (vi) a portion of a Collateral Debt Obligation may be transferred pursuant to a Lien Release Dividend; provided that (A) such transfer does not have an adverse effect on the portion of the Collateral Debt Obligation remaining as a part of the Collateral, any other Related Property or the Secured Parties, (B) the Collateral Debt Obligation File for such portion of the Collateral Debt Obligation remaining as a part of the Collateral has been amended to contain customary pro rata sharing, intercreditor and, if applicable, subordination provisions, to the extent such provisions were not previously included therein, and (C) other than in the case of a Noteless Collateral Debt Obligation, a new promissory note for the portion of the Collateral Debt Obligation remaining as a part of the Collateral has been executed by the Obligor, and the original thereof has been endorsed in blank or to the Administrative Agent on behalf of the Secured Parties and delivered to the Collateral Custodian; and
     (vii) on the related Lien Release Dividend Date, the Collateral Custodian, on behalf of the Administrative Agent, shall have received into the Collection Account, in immediately available funds, an amount equal to (A) the Repurchase Price of the Collateral Debt Obligations, or portions thereof, subject to the Lien Release Dividend, plus (B) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Collateral Custodian and the Indemnified Parties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue to the next Payment Date, in each case, to the extent attributable to the Collateral to be transferred by the Borrower pursuant to this Section 2.10.
     (b) In connection with the Lien Release Dividend, there shall be sold and assigned to the Borrower, without recourse, representation or warranty, all of the right, title and interest of the Administrative Agent on behalf of the Secured Parties in, to and under the Collateral Debt Obligations or portions thereof so transferred (together with, in the case of the transfer of the Collateral Debt Obligations but not portions thereof, any Related Property) and such Collateral Debt Obligations or portions thereof so transferred (together with, in the case of the transfer of the but not portions thereof, any Related Property) shall be released from the Lien of this Agreement (subject to the requirements of Section 2.10(a)(vii) above).
     (c) The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Administrative Agent, the Collateral Custodian and the other Secured Parties in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Administrative Agent on behalf of the Secured Parties and any other party having an interest in the Collateral Debt Obligations in connection with such Lien Release Dividend).
     (d) In connection with any Lien Release Dividend, on the related Lien Release Dividend Date, the Collateral Custodian at the written direction of the Administrative Agent shall, upon all conditions precedent to such Lien Release Dividend having been met, and at the expense of the Borrower (A) execute such instruments of release with respect to the Collateral Debt Obligations or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Collateral Debt Obligations, any Related Property, and in the case of a portion of a Collateral Debt Obligations, the Related Property with respect to such portion), in recordable form if necessary, in favor of the Borrower as the Borrower may reasonably request, (B) deliver any Collateral Debt Obligations or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Collateral Debt Obligations, any Related Property, and in the case of a portion of a Collateral Debt Obligation, the Related Property with respect to such portion) in its possession to the Borrower and (C) otherwise, at and in accordance with the written direction of the Borrower (to the extent not inconsistent with the aforementioned direction of the Secured Parties) take such actions, as are necessary and appropriate to release the Lien of the Administrative Agent on behalf of the Secured Parties on the Collateral Debt

Obligations or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Collateral Debt Obligations or portions thereof, any Related Property) and release and deliver to the Borrower such Collateral Debt Obligations or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Collateral Debt Obligations, any Related Property, and in the case of a portion of a Collateral Debt Obligation, the Related Property with respect to such portion).
     Section 2.11 Increased Costs; Capital Adequacy; Illegality.
     (a) If after the date hereof, any Managing Agent, Lender or any Affiliate thereof (each of which, an “Affected Party”) shall be charged any fee, expense or increased cost (“Increased Costs”) on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by any governmental authority, the Financial Accounting Standards Board, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) that subjects any Affected Party to any charge or withholding on or with respect to any Transaction Document or an Affected Party’s obligations under a Transaction Document, or on or with respect to the Advances, or changes the basis of taxation of payments to any Affected Party of any amounts payable under any Transaction Document (except for changes in the rate of tax on the overall net income of an Affected Party or taxes excluded by Section 2.12); (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Party, or credit extended by an Affected Party pursuant to a Transaction Document; or (iii) that imposes any other condition the result of which is to increase the cost to an Affected Party of performing its obligations under a Transaction Document, or to reduce the amount of any sum received or receivable by an Affected Party under a Transaction Document or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Managing Agent, the Borrower shall pay to the Administrative Agent, for payment to the applicable Managing Agent for the benefit of the relevant Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such Increased Costs.
     (b) In determining any amount provided for in Section 2.11(a), the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall calculate in reasonable detail any such charges and shall be conclusive absent demonstrable error.
     (c) If any Lender, or any Managing Agent on its behalf, notifies the Borrower that it requests compensation in connection with the incurrence of Increased Costs pursuant to Section 2.11(a), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11(a) in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     Section 2.12 Taxes.
     (a) All payments made by the Borrower in respect of any Advance and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Lender or the Administrative Agent (as the case may be) will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to, and the term “Additional Amount” shall be deemed not to include (i) net income, franchise Taxes or any other Taxes imposed on or measured in whole or in part by net income, net assets, capital or net worth of any Lender, any Managing Agent or the Administrative Agent, respectively, with respect to payments (including, without limitation, principal, interest and fees) required to be made by the Borrower or Servicer on behalf of the Borrower under this Agreement or otherwise, by a taxing jurisdiction in which such Lender, such Managing Agent or the Administrative Agent is organized or incorporated, has its principal or an applicable lending office, conducts business, has a present or former connection, which is the basis for such taxation, or as of the Closing Date pays Taxes (as the case may be), (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a Foreign Lender, any withholding tax, other Tax or other amount that is imposed on amounts payable (including, without limitation, principal, interest or fees) to such Foreign Lender, at the time such Foreign Lender becomes a party, attributable to such Foreign Lender’s failure or inability for whatever reason to comply with Section 2.12(d) (including the inability to comply with such Section under Applicable Law). If a Lender, any Managing Agent or the Administrative Agent pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section 2.12(a), the Borrower shall promptly reimburse such Lender or Administrative Agent in full.
     (b) The Borrower will indemnify each Lender, each Managing Agent and the Administrative Agent for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including any Taxes imposed by any jurisdiction on such Additional Amounts) actually paid by such Lender, Managing Agent or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (other than such liabilities (x) for which the relevant party shall have already been indemnified or repaid or (y) that are attributable to the applicable Lender’s, Managing Agent’s or the Administrative Agent’s gross negligence or willful misconduct or failure to comply with the terms of this Agreement, including, without limitation, the failure to deliver the documents required by Sections 2.12(d) and (h)); provided that such Lender, Managing Agent or the Administrative Agent, as appropriate, making a demand for indemnity payment, shall provide the Borrower, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or, to the extent such certificate is not available after reasonably diligent inquiry, from a Responsible Officer of such Lender, Managing Agent or the Administrative Agent stating or otherwise evidencing that such Lender, Managing Agent or the Administrative Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available after reasonably diligent inquiry, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within 20 days from the date such Lender, Managing Agent or the Administrative Agent (as the case may be) makes written demand therefor and provides the documentation set forth in this Section 2.12(b).
     (c) Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the Administrative Agent, the Managing Agent or the Lender, as applicable, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.
     (d) If a Lender (including any participant) is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (each such Lender being sometimes referred to as a “Foreign Lender”), such Lender shall, to the extent that it may then do so under Applicable Law, deliver to the Borrower with a copy to each of the Collateral Custodian and the Administrative Agent (i) on or prior to the Closing Date, or, if later, the date on which such Lender becomes a Lender hereof, and thereafter at the reasonable request by the Borrower, two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W-8ECI, Form W-8IMY (with the appropriate attachments) or Form W-8BEN or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws, as appropriate, to permit the Borrower to make any and all payments (including, without limitation, principal, interest and fees) hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.12(d), two copies (or such other number as may from time to time be prescribed by Applicable Laws) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws to permit the Borrower to make payments (including, without limitation, principal, interest and fees) hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes. If such Lender fails to deliver such forms in accordance with the requirements of this Section 2.12(d), then the Borrower or the Servicer may withhold from any payment to such Lender an amount equivalent to the applicable withholding tax or other Tax imposed with respect to such payment and the Borrower shall not be liable to pay (or indemnify such Lender with respect to) any Taxes in respect to such withholding.
     (e) Within 30 days of the written request of the Borrower therefor, the Administrative Agent, the Managing Agent or the Lender, as appropriate, shall execute and deliver to the Borrower such certificates, forms or other documents that can be furnished after reasonably diligent inquiry consistent with the facts and that are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; provided that the Administrative Agent, the

Managing Agent and the Lender shall not be required to deliver such certificates forms or other documents if in their respective reasonable discretion it is determined in good faith that the delivery of such certificate, form or other document would have a material adverse effect on the Administrative Agent, the Managing Agent or the Lender and provided further that the Borrower shall reimburse the Administrative Agent, the Managing Agent or the Lender for any reasonable expenses incurred in the delivery of such certificate, form or other document.
     (f) In the event that the Borrower is obligated to make an indemnification payment pursuant to this Section 2.12 and the recipient receives a refund of, or credit to, Taxes with respect to which the Borrower made an indemnification payment, the recipient promptly shall remit the amount of such refund or credit to the Borrower.
     (g) In the event that the Borrower becomes obligated to make an indemnification payment pursuant to this Section 2.12 to any Lender, or becomes obligated to pay Additional Amounts or increased Additional Amounts to any Lender as a result of changes in the tax laws after the date hereof or as a result of changes in the tax law after the date of an assignment pursuant to Article XI, the Borrower may request that such Lender designate an alternative applicable lending office in order to avoid the need for any such indemnification or Additional Amount payment which may thereafter accrue. Such Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if such change would not, in the reasonable determination of such Lender, cause such Lender to be in violation of any applicable law, regulation, treaty or guideline, cause such Lender to incur any additional material costs or expenses, or otherwise, in the reasonable determination of such Lender, be materially disadvantageous to such Lender.
     (h) Each Lender (including each participant) that is not a Foreign Lender shall deliver to the Borrower with a copy to each of the Collateral Custodian and the Administrative Agent (i) on or prior to the Closing Date, or, if later, the date on which such Lender becomes a Lender hereof, and thereafter at the reasonable request by the Borrower, two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of Internal Revenue Service form W-9 or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws, as appropriate, to permit the Borrower to make any and all payments (including, without limitation, principal, interest and fees) hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal backup withholding tax or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.12(h), two copies (or such other number as may from time to time be prescribed by Applicable Laws) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws to permit the Borrower to make payments (including, without limitation, principal, interest and fees) hereunder for the account of such Lender, without deduction or withholding of United States federal backup withholding tax or similar Taxes. If such Lender fails to deliver such forms, then the Borrower or the Servicer may withhold from any payment to such Lender an amount equivalent to the applicable backup withholding tax imposed with respect to such payment under the Code and the Borrower shall not be liable to pay (or indemnify such Lender with respect to) any Taxes in respect of such backup withholding.

     Section 2.13 Release of Released Amounts.
     The parties hereto acknowledge and agree that the Borrower has no interest in the Retained Interest and Released Amounts. The Administrative Agent and the Collateral Custodian hereby agree to release to the Borrower from the Collateral, and the Borrower hereby agrees to release to the Originator, an amount equal to the Released Amounts within one Business Day following receipt of written notice from the Servicer identifying any amounts as Released Amounts, which release shall be automatic and shall require no further act by the Administrative Agent, the Collateral Custodian or the Borrower; provided that the Administrative Agent and the Collateral Custodian shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Originator in writing. For the avoidance of doubt, such Released Amounts shall not constitute and shall not be included in the Collateral.
     Section 2.14 Optional Repurchase of Collateral Debt Obligations.
     On any Optional Repurchase Settlement Date, the Borrower shall have the right, upon not less than two Business Days’ prior written notice to the Administrative Agent and each Managing Agent, to prepay all or a portion of the Advances Outstanding in connection with the sale and assignment by the Borrower to the Originator of, and the release of the Lien by the Administrative Agent over, one or more Collateral Debt Obligations, in whole but not in part (an “Optional Repurchase”), subject to the following terms and conditions and subject to the other restrictions contained herein:
     (a) the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of the Originator (other than any representations, warranties or covenants relating to the Borrower’s ownership of or title to the Collateral Debt Obligation that is the subject of the Optional Repurchase that are standard and customary in connection with such sale and assignment);
     (b) after giving effect to the Optional Repurchase on the related Optional Repurchase Settlement Date and the payment into the Collection Account required under Section 2.14(d), (i) neither a Default nor an Event of Default shall have occurred and be continuing and (ii) all representations and warranties of the Borrower contained in Section 4.1 shall be true and correct as of the Optional Repurchase Settlement Date;
     (c) on the Optional Repurchase Settlement Date, the Borrower and the Servicer shall be deemed to have represented and warranted that the requirements of Section 2.14(b) shall have been satisfied as of the related Optional Repurchase Settlement Date after giving effect to the contemplated Optional Repurchase;
     (d) on the related Optional Repurchase Settlement Date, the Administrative Agent shall have received into the Collection Account, in immediately available funds, an amount equal to the proceeds of such Optional Repurchase;
     (e) the aggregate Outstanding Principal Balance of all Collateral Debt Obligations in the Collateral which are repurchased by the Originator in any calendar year pursuant to an

Optional Repurchase shall not exceed an amount equal to, as of any date of determination, 20% of the then applicable Permitted Liquidation Balance; and
     (f) the price at which a Collateral Debt Obligation may be repurchased pursuant to this Section 2.14 shall be not less than the Repurchase Price of such Collateral Debt Obligation.
ARTICLE III
CONDITIONS OF EFFECTIVENESS AND ADVANCES
     Section 3.1 Conditions to Effectiveness and Advances.
     No Lender shall be obligated to make any Advance hereunder from and after the Closing Date, nor shall any Lender, the Collateral Custodian, the Administrative Agent or the Managing Agents be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Managing Agents:
     (a) This Agreement and all other Transaction Documents or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as any Managing Agent shall reasonably request in connection with the transactions contemplated by this Agreement, on or prior to the Closing Date, each in form and substance satisfactory to the Administrative Agent;
     (b) The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letters to be paid as of such date, and shall have reimbursed each Lender and the Administrative Agent for all fees, costs and expenses related to the transactions contemplated hereunder and under the other Transaction Documents, including the legal and other document preparation costs incurred by any Lender and/or the Administrative Agent; and
     (c) Each Lender whose commercial paper is being rated by one or more Rating Agency shall have received, to the extent required under the terms of such Lender’s program documents, the written confirmation of each such Rating Agency that the execution and delivery of this Agreement will not result in a withdrawal or downgrading of the then-current rating of such commercial paper by such Rating Agency.
     (d) The Administrative Agent shall have received from the Collateral Custodian a custodial receipt in form of Exhibit G hereto in respect of the Collateral Debt Obligation File delivered to the Collateral Custodian pursuant to Section 5.5.
     (e) The Borrower shall have certified to the Administrative Agent that the Borrower has deposited into the Collection Account all Collections received on the Collateral Debt Obligations since their respective Cut-Off Dates.

     Section 3.2 Reserve Account Required Amount.
     On the Closing Date, the Borrower, or the Servicer on its behalf, shall deposit into the Reserve Account an amount equal to not less than $2,000,000.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Section 4.1 Representations and Warranties of the Borrower.
     The Borrower represents and warrants to the other parties hereto that, as of the Closing Date, as of each Transfer Date, as of each Additional Funding Date, as of each Optional Repurchase Settlement Date and as of each Lien Release Dividend Date (or, where the representation or warranty is given as of a particular date, such date):
     (a) Organization and Qualification. The Borrower has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with requisite limited liability company power and authority to own its properties and to transact the business in which it is now engaged, including to enter into and perform its obligations under each Transaction Document to which it is a party, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower (i) is duly qualified, in good standing and licensed to carry on its business in each state where any Related Property related to a Collateral Debt Obligation is located to the extent necessary to ensure the enforceability of each Collateral Debt Obligation and the servicing of the Collateral Debt Obligation by the Servicer in accordance with the Servicing Standards and (ii) is in compliance with the laws of any such jurisdiction, in both cases, to the extent necessary to ensure the enforceability of such Collateral Debt Obligation in accordance with the terms thereof.
     (b) No Conflict. The execution, delivery and performance by the Borrower of its obligations under each Transaction Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents), charge or encumbrance upon any of the property or assets of the Borrower or any of its Affiliates pursuant to the terms of, any of its organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Applicable Law applicable to the Borrower or any of its properties.
     (c) Authorization and Enforceability. Each of the Transaction Documents to which the Borrower is a party has been duly authorized, executed and delivered by the Borrower and (assuming due authorization, execution and delivery by each other party thereto) is a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
     (d) No Violation. The Borrower is not in violation of its organizational documents or in default under any agreement, indenture, mortgage, deed of trust or instrument the effect of which violation or default could reasonably be expected to have a Material Adverse Effect. The Borrower is not in violation of any Applicable Law promulgated by any Governmental Authority having jurisdiction over it or any of its assets (including the Collateral), which violation could reasonably be expected to have a Material Adverse Effect.
     (e) Governmental Action. No approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority is required for (i) the execution, delivery and performance by the Borrower of, or compliance by the Borrower with, any of the Transaction Documents to which the Borrower is a party, (ii) the purchase or acceptance as a contribution of Collateral Debt Obligations from the Originator, or (iii) the consummation of the transactions required of the Borrower by any Transaction Document to which the Borrower is a party, except such as shall have been obtained before the date hereof (other than the filing or recording of financing statements, instruments of assignment and other similar documents in connection with the contribution of Collateral Debt Obligations to the Borrower).
     (f) Licenses. The Borrower possesses all material licenses, certificates, authorities or permits issued by the appropriate Governmental Authority necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (g) Litigation. There are no actions or proceedings against, or investigations of, the Borrower currently pending with regard to which the Borrower has received service of process and no action or proceeding against, or investigation of, the Borrower is, to the knowledge of the Borrower, threatened or otherwise pending before any Governmental Authority that (i) would prohibit its entering into any of the Transaction Documents to which it is a party or render the Advances invalid, (ii) seeks to prevent the making of the Advances or the consummation of any of the transactions contemplated by any of the Transaction Documents to which it is a party, (iii) would prohibit or materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, any of the Transaction Documents to which it is a party, (iv) that could reasonably be expected to have a Material Adverse Effect or (v) seeking to affect adversely the income tax treatment of the Advances.
     (h) Investment Company Act. Neither the Borrower nor the Collateral is, and neither the making of the Advances nor the activities of the Borrower pursuant to the Transaction Documents, shall require the Borrower or the Collateral to register as, an “investment company” or cause the Borrower or the Collateral to be under the “control” of an “investment company” as such terms are defined in the 1940 Act.

     (i) Solvency. The Borrower is Solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered not Solvent by the execution and delivery of any of the Transaction Documents to which it is a party or the assumption of any of its obligations thereunder; and no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Borrower.
     (j) Title. The Borrower has good and valid title to, and the Borrower is the sole owner of, each Collateral Debt Obligation transferred by the Originator to the Borrower, and the Administrative Agent has a first priority perfected Lien in each such Collateral Debt Obligation, in each case free and clear of any other Lien. The Borrower acquired title to each of such Collateral Debt Obligations in good faith, without notice of any adverse claim.
     (k) Brokers. The Borrower has not dealt with any broker or agent or other Person who might be entitled to a broker, agent or similar fee, commission or compensation in connection with the transaction contemplated by this Agreement or any of the other Transaction Documents except as expressly contemplated herein or therein.
     (l) Chief Executive Offices. The principal place of business and chief executive offices of the Borrower are located at 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, or, with the consent of the Administrative Agent, such other address as shall be designated by the Borrower in a written notice to the other parties hereto.
     (m) Use of Proceeds. No proceeds of an Advance made hereunder will be used (i) for a purpose that violates or would be inconsistent with Regulations T, U or X promulgated by the Federal Reserve Board from time to time or (ii) to acquire any security in any transaction in violation of Section 13 or 14 of the Securities Exchange Act of 1934, as amended.
     (n) Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Borrower, except for franchise or income taxes, in connection with the execution, delivery and performance by the Borrower of each Transaction Document to which it is a party, the making of the Advances or otherwise applicable to the Borrower have been paid or will be paid by the Borrower at or prior to the Closing Date or the date of each Advance, as applicable, to the extent then due.
     (o) Financial Condition. On the date hereof and on the date of each Advance, the Borrower is not subject to an Insolvency Event or has reason to believe that its insolvency is imminent.
     (p) ERISA. During the twelve-consecutive-month period prior to the Closing Date and prior to each Transfer Date, Additional Funding Date, Optional Repurchase Settlement Date, and Lien Release Dividend Date, no steps have been taken to terminate any Pension Plan (as defined below), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the Borrower or any ERISA Affiliate incurring any material liability, fine or penalty. For purposes of this Agreement, “Pension Plan” means a “pension plan” as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than any “multiemployer plan” as such term is defined in section 4001(a)(3) of ERISA), and to which the Borrower or any ERISA Affiliate may have any liability.
     (q) No Plan Assets. The Borrower is not, and is not acting on behalf of, an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or an entity deemed to hold the Plan Assets of any of the foregoing under the Plan Asset Regulation. The Borrower is not, and is not acting on behalf of, a “governmental plan” as defined in Section 3(32) of ERISA, and the Borrower does not hold or manage the investment of assets of any governmental plan.
     The Borrower shall deliver to the Administrative Agent such certifications and/or other evidence periodically requested by the Administrative Agent, in its reasonable discretion, to verify this representation and warranty. Failure to deliver these certifications or evidence, breach of this representation and warranty, or consummation of any transaction which would cause the Transaction Documents or any exercise of any Lender’s rights under the Transaction Documents to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state or local statute regulating governmental plans (collectively, a “Violation”), which failure continues for thirty (30) days after written notice, shall be an Event of Default. Notwithstanding anything in the Transaction Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in the Borrower shall be permitted which would negate the Borrower’s representations in this subparagraph or cause a Violation. At least fifteen (15) days before consummation of any of the foregoing, the Borrower shall obtain from the proposed transferee or lienholder (1) a certification to the Lenders that the representations and warranties of this subparagraph will be true after consummation and (2) an agreement to comply with this subparagraph.
     (r) Eligible Collateral Debt Obligation. As of its Transfer Date and each date on which a Periodic Report is delivered hereunder, (A) the information contained in the Schedule of Collateral Debt Obligations (in the case of the Transfer Date) or the information contained in the Periodic Report, as applicable, with respect to the identity of such Originator Collateral Debt Obligations and the amount owing thereunder is true and correct in all material respects as of the applicable date and (B) each security or loan listed thereon as a Collateral Debt Obligation is an Eligible Collateral Debt Obligation as of the applicable date.
ARTICLE V
GENERAL COVENANTS OF THE BORROWER
     Section 5.1 Affirmative Covenants.
     The Borrower hereby covenants and agrees with the Lenders that:
     (a) Annual Statement as to Compliance. The Borrower will deliver to the Administrative Agent, within 120 days after the end of each fiscal year of the Borrower (commencing with the first fiscal year ending after the date hereof), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

     (i) a review of the activities of the Borrower during such year and of its performance under this Agreement and each of the other Transaction documents has been made under such Authorized Officer’s supervision; and
     (ii) to the best of such Responsible Officer’s knowledge, based on such review, the Borrower have complied in all material respects with all conditions and covenants under this Agreement and the other Transaction Documents throughout such year and that no Default has occurred and is continuing, or, if there has been a default in its compliance with any such condition or covenant, or the occurrence of any Default specifying each such default known to such Responsible Officer and the nature and status thereof.
     (b) Notices of Certain Events; Information. The Borrower will furnish to the Administrative Agent, the Collateral Custodian, the Backup Servicer and each Lender prompt written notice of the following:
     (i) Defaults. As soon as possible and in any event within five Business Days after a Responsible Officer obtains knowledge of the occurrence thereof, notice of each Default and Event of Default.
     (ii) Changes in Address. Promptly, and in any event within thirty days after the occurrence thereof, written notice of a change in address of the chief executive office or place of organization of the Borrower or the Originator.
     (iii) Other Information. Such information (including financial information), documents, records or reports with respect to the Collateral, including the Collateral Debt Obligations, the Borrower, the Originator or the Servicer as the Collateral Custodian, the Backup Servicer or the Administrative Agent on behalf of any Lender may from time to time reasonably request (it being understood that CapitalSource shall not be required to furnish or cause to be furnished hereunder any financial information relating to any subsidiary financing entity other than the Borrower).
     (c) Existence. The Borrower will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes organized under the laws of any other State or of the United States, in which case the Borrower will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents to which it is a party and the Collateral. The Borrower shall comply in all respects with the covenants contained its organizational documents, including without limitation, the “separateness” covenants set forth therein.
     (d) Access to Information. The Borrower shall, on reasonable request no more than twice per calendar year (or at any time if an Event of Default has occurred and is continuing) during regular business hours, permit the Collateral Custodian, the Backup Servicer, the Administrative Agent or any Lender, or their agents or representatives to:

     (i) examine all books, records and other documents (including computer tapes and disks) in the possession or under the control of the Borrower relating to the Collateral Debt Obligations or the Transaction Documents as may be requested (it being understood that the scope of such examination may include a review of the procedures in which loans and other assets are allocated by the Originator to the Borrower and, consequently, may involve the review of books, records and other documents relating to such procedures and other allocations through which the Originator obtains financing for its business operations), and
     (ii) visit the offices and property of the Borrower for the purpose of examining such materials described in clause (i) above.
     (e) Ownership and Security Interests; Further Assurance. (i) The Borrower will, and will take all action necessary to, maintain the Administrative Agent’s security interest in the Collateral and the other items pledged to the Administrative Agent pursuant to any Transaction Document.
     (iii) The Borrower agrees to take any and all acts and to execute any and all further instruments reasonably necessary or requested by the Administrative Agent or any Lender to more fully effect the purposes of this Agreement.
     (f) Covenants. The Borrower shall duly observe and perform the covenants set forth in each of the Transaction Documents to which it is a party.
     (g) Amendments. Except as otherwise expressly permitted therein, the Borrower shall not make, or permit any Person to make, any amendment, modification or change to, or provide any waiver under, or terminate or supplement, any Transaction Document to which the Borrower is a party without the prior written consent of the Administrative Agent and the Required Lenders; provided that (i) without the written consent of each Lender, no such agreement shall release the Borrower from its obligations under the Transaction Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under the Transaction Documents, alter the relative priorities of the obligations entitled to the Liens created under the Transaction Documents with respect to all or substantially all of the Collateral provided thereby, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Administrative Agent and the Required Lenders have consented.
     (h) Performance of Obligations; Servicing of Collateral Debt Obligations.
     (i) No Adverse Actions. The Borrower shall not take any action and will use its commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Transaction Documents or such other instrument or agreement.
     (ii) Performance by Servicers, Etc. The Borrower may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Agreement, and any performance of such duties by a Person identified to the Administrative Agent in an Officer’s Certificate of the Borrower shall be deemed to be action taken by the Borrower. Initially, the Borrower has contracted with the Servicer to assist the Borrower in performing its duties under this Agreement.
     (iii) Amendments of Collateral Debt Obligation Documents. Other than as permitted herein, the Borrower agrees that it will not, without the prior written consent of the Administrative Agent (which consent (I) shall not be unreasonably withheld or delayed, and that, if no response is given by the Administrative Agent within three Business Days, shall be deemed to have been received, and (II) in the case of clause (B) below, may be in the form of standing instructions related to a general course of action or plan with respect to a particular Collateral Debt Obligation as opposed to a specific consent for each contemplated amendment or related release), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral Debt Obligation Documents with an Obligation Rating of 5 or 6 as of the date of such amendment if (A) such amendment, modification, waiver, supplement, termination or surrender would, directly or indirectly, result in (x) except as otherwise permitted by clause (y) below, a reduction in any installment of principal payable on the applicable Collateral Debt Obligation, or (y) any extension of the due date for the payment of any installment of principal payable on the applicable Collateral Debt Obligation by more than one year past the due date specified therefor on the applicable Cut-Off Date, (B) such amendment, modification, waiver, supplement, termination or surrender would, directly or indirectly, effect a release of the Lien of the Secured Parties over any Related Property securing such Collateral Debt Obligation or (C) immediately after such amendment, modification, waiver, supplement, termination or surrender, the Asset-to-Debt Ratio shall be less than 135%. If any such amendment, modification, supplement or waiver shall have been consented to by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent, at the Borrower’s expense, such agreements, instruments, consents and other documents as the Administrative Agent may deem necessary or appropriate evidencing such amendment, modification, supplement or waiver.
     (i) Treatment of Advances as Debt for All Purposes. The Borrower shall treat the Advances as Indebtedness for all purposes.
     (j) Use of Proceeds. The Borrower shall use the proceeds of the Advances solely to finance the purchase of the Collateral Debt Obligations and to pay costs and expenses associated with the Transaction Documents.
     (k) Further Assurances. The Borrower will take such action from time to time as shall reasonably be requested by the Administrative Agent to more fully effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will from time to time execute and deliver all such reasonable supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:
     (i) provide further assurance with respect to the grant of all or any portion of the Collateral for the benefit of the Secured Parties;
     (ii) maintain or preserve the Lien and security interest (and the priority thereof) of this Agreement or carry out more effectively the purposes hereof;
     (iii) perfect, publish notice of or protect the validity of any grant made or to be made by under any of the Transaction Documents;
     (iv) enforce any rights with respect to the Collateral; and
     (v) preserve and defend title to the Collateral and the rights of the Administrative Agent and the Lenders in such Collateral against the claims of all Persons and parties.
     (l) The Borrower, throughout the period in which any portion of any Advance is outstanding, will not be and will not be acting on behalf of an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or an entity deemed to hold the Plan Assets of any of the foregoing under the Plan Asset Regulation. The Borrower, throughout the period in which any portion of any Advance is outstanding, will not be and will not be acting on behalf of a “governmental plan” as defined in Section 3(32) of ERISA and will not hold or manage the investment of assets of any governmental plan.
     Section 5.2 Negative Covenants.
     The Borrower hereby covenants and agrees with the Lenders that it will not:
     (a) except as expressly permitted by the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of its properties or assets, including those included in any part of the Collateral, unless directed to do so by the Administrative Agent on behalf of the Lenders as permitted herein; provided that the Borrower may sell or transfer Equity Interests acquired in connection with a Modified Collateral Debt Obligation or a Material Modification to a special purpose entity, if and to the extent that all of the ownership and other equity interests in such special purpose entity are pledged to the Administrative Agent on behalf of the Secured Parties pursuant to terms reasonably acceptable to the Administrative Agent.
     (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Advances (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Lender by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

     (c) engage in any business or activity other than as expressly permitted by this Agreement and the other Transaction Documents, other than in connection with, or relating to, the Advances pursuant to this Agreement, or amend this Agreement as in effect on the Closing Date other than in accordance with Article XII;
     (d) incur or assume any Indebtedness, or guaranty any indebtedness of any Person, except for such Indebtedness as may be incurred by the Borrower in connection with the Advances pursuant to this Agreement and the other Transaction Documents;
     (e) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;
     (f) (i) permit the validity or effectiveness of this Agreement to be impaired, or permit the Liens granted pursuant to any of the Transaction Documents to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations hereunder or under any other Transaction Document except as may expressly be permitted hereby, (ii) except as provided in the Transaction Documents, permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) except as provided in the Transaction Documents, permit any Person other than itself, the Administrative Agent and the Lenders to have any right, title or interest in the Collateral;
     (g) terminate, or allow any ERISA Affiliate to terminate, any Pension Plan; will not permit a contribution failure to occur with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA; and will not permit any condition to exist or event or transaction to occur with respect to any Pension Plan which could reasonably be expected to result in the Borrower or any ERISA Affiliate incurring any material liability, fine or penalty; or
     (h) (i) except as permitted by Sections 2.3, 2.4, 2.10 and 2.14, pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof or otherwise with respect to any ownership or equity interest or security in or of the Borrower, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided that the Borrower may make, or cause to be made distributions to the Servicer, the Administrative Agent, the Collateral Custodian and the Lenders and the holders of the Notes as contemplated by, and to the extent funds are available for such purpose under, this Agreement. The Borrower will not, directly or indirectly, make or cause to be made payments to or distributions except in accordance with this Agreement and the Transaction Documents.
     Section 5.3 Hedging Transactions.
     (a) The Borrower shall, within 14 days following the Closing Date and on each date on which an Additional Collateral Debt Obligation shall become part of the Collateral hereunder, with regard to each Fixed Rate Collateral Debt Obligation and PIK Loan outstanding at such time, enter into and maintain one or more Hedge Transactions, which Hedge Transactions shall:
     (i) be entered into with a Hedge Counterparty;

     (ii) have a notional amount and amortization schedule as shall be agreed upon by the Borrower and the Administrative Agent, it being understood that such schedule shall be based on the weighted average life of the applicable Fixed Rate Collateral Debt Obligations and PIK Loan; and
     (iii) provide for payments to the Borrower to the extent that the LIBO Rate shall exceed 7.0%.
     (b) As additional security hereunder, the Borrower hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, all right, title and interest of the Borrower in, but none of the obligations of the Borrower under, any and all Hedge Transactions, and any and all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with its respective Hedge Transaction(s) (collectively, the “Hedge Collateral”), and grants a security interest to the Administrative Agent, for the benefit of the Secured Parties, in the Hedge Collateral. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent, the Collateral Custodian or any Secured Party for the performance by the Borrower of any such obligations.
     Section 5.4 Accounts.
     (a) Establishment of the Collection Account. The Borrower or the Servicer on its behalf shall cause to be established, on or before the Closing Date, and maintained in the name of the Borrower but subject to the Lien of the Administrative Agent on behalf of the Secured Parties, with an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank) a segregated corporate trust account, which may be a securities account or a deposit account (the “Collection Account”) for the purpose of receiving Collections from the Collateral; provided that at all times such depository institution or trust company shall be a depository institution organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long-term unsecured debt rating of “A-” or better by S&P and “A-3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of “A-” or better by S&P and “A-3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (C) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a “Qualified Institution”) which Qualified Institution has agreed with the Borrower, the Servicer, the Administrative Agent and the Collateral Custodian to comply with any and all orders, notices, requests and other instructions originated by the Administrative Agent or the Collateral Custodian acting on the instructions of the Administrative Agent directing disposition of the funds in the Collection Account and any and all entitlement orders originated by the Administrative Agent with respect to financial assets credited to the Collection Account, without any further consent from the Borrower or the Servicer in each case after a Notice of Exclusive Control (as defined in the Account Control Agreement) has been issued. In order to provide the Administrative Agent with control over the Collection Account within the meaning of Section 9-104(a) or Section 9-106(c) of the UCC and any other Applicable Law, the Borrower and the Servicer hereby agree that the Administrative Agent may at any time following an Event of Default, provide Wells Fargo or any successor Person that maintains the Collection Account with instructions as to the disposition of funds in the Collection Account, entitlement orders with respect to financial assets in the Collection Account or instructions as to any other matters relating to the Collection Account without any further consent from the Borrower or the Servicer. Wells Fargo, to the extent and for so long as the Collection Account is maintained with it, agrees with the Borrower, the Servicer and the Administrative Agent to comply with any and all orders, entitlement orders, notices, requests and other instructions so originated by the Administrative Agent, directing disposition of the funds or financial assets in the Collection Account without any further consent from the Borrower or the Servicer. Subject in every respect to the foregoing, Wells Fargo and any successor Person that maintains the Collection Account shall only comply with such orders, notices, requests, entitlement orders and other instructions originated by the Borrower or the Servicer as the Borrower or the Servicer shall expressly deliver and cause Wells Fargo to effectuate pursuant to the terms of the Transaction Documents, it being understood and acknowledged that neither the Borrower nor the Servicer shall give any orders, notices, requests, entitlement orders or instructions not authorized or permitted by the Transaction Documents. The Administrative Agent and the other Secured Parties shall not issue a Notice of Exclusive Control or any entitlement orders or other instructions to Wells Fargo (or any successor Person that then maintains the Collection Account) unless a Default or an Event of Default has occurred and is continuing; provided that none of the Originator, the Servicer or the Borrower shall have any right of withdrawal over the Collection Account (including any subaccounts thereof) except in accordance with Sections 2.3 and 2.7.
     (b) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Collateral Debt Obligation in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
     (c) Establishment of Reserve Account. The Borrower or the Servicer on its behalf shall cause to be established, on or before the Closing Date, and maintained in the name of the Borrower but under the control of the Administrative Agent for the benefit of the Secured Parties with an office or branch of a Qualified Institution a segregated corporate trust account, which may be a securities account or a deposit account (the “Reserve Account”). If the amounts on deposit in the Collection Amount are insufficient, as of any Reporting Date, to make the payments required by Sections 2.7(a)(i) through (v) on the immediately following Payment Date, the Servicer or the Administrative Agent, as applicable, shall direct a deposit of the lesser of (i) the additional amount necessary to make such payments or (ii) the amount on deposit in the Reserve Account, to be applied as Interest Collections. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and shall, at the direction of the Required Lenders, direct the Collateral Custodian or the Servicer, as applicable, to withdraw all remaining amounts on deposit in the Reserve Account and apply them in accordance with Section 2.7.
     (d) Establishment of Committed Funding Account. (i) The Borrower or the Servicer on its behalf shall cause to be established with an office or branch of a Qualified Institution, on or before the Closing Date, and maintained in the name of the Borrower but under the control of the Administrative Agent for the benefit of the Secured Parties, a segregated corporate trust account, which may be a securities account or a deposit account (the “Committed Funding Account”), for the purpose of receiving Principal Collections on Revolving Obligations in the Collateral, except as set forth in clause (iii) below. The Servicer will maintain accurate records of all Collections and advances in respect of each Revolving Obligation in the Collateral.
     (ii) Subject to, and following the application of funds as set forth in, Section 12.15(b), (I) for so long as (A) the Payment Allocation Condition is satisfied and (B) the Revolving Obligation Payment Allocation Condition is satisfied with respect to each Revolving Obligation in the Collateral, all Principal Collections on Revolving Obligations in the Collateral will be deposited either in the Committed Funding Account or the Collection Account as directed by the Servicer or (II) otherwise shall be deposited in the Collection Account, but in each case in accordance with Section 7.4(b).
     (iii) For so long as (A) the Payment Allocation Condition is satisfied and (B) the Revolving Obligation Payment Allocation Condition is satisfied with respect to each Revolving Obligation in the Collateral, the Borrower shall be permitted to withdraw amounts from the Committed Funding Account either at any time (I) for the purpose of satisfying funding obligations under the portion or portions of the Revolving Obligations owned by it, up to the Purchased Amount as of the immediately preceding Determination Date (or, if during the initial Settlement Period, the Closing Date) or (II) to transfer any or all such amounts to the Collection Account; provided that any amounts remaining on deposit in the Committed Funding Account as of any Determination Date shall be transferred by the Servicer (or, if a Servicer Potential Termination Event or Servicer Termination Event has occurred and is continuing, by the Administrative Agent in its reasonable discretion) in same day funds by 3 p.m. on the following Payment Date to the Collection Account, and, immediately thereafter, the Purchased Amount shall be decreased by the sum of the amounts so transferred.
     (iv) Subject to, and following the application of funds as set forth in, Section 12.15(b), for so long as (A) the Payment Allocation Condition is not satisfied or (B) the Revolving Obligation Payment Allocation Condition is not satisfied with respect to any Revolving Obligation in the Collateral, all Principal Collections on such Revolving Obligation (or all of the Revolving Obligations in the Collateral, in the case of a breach of the Payment Allocation Condition), together with any Principal Collections with respect to such Revolving Obligation (or with respect to all of the Revolving Obligations in the Collateral, in the case of a breach of the Payment Allocation Condition) on deposit in the Committed Funding Account, will be deposited by the Servicer (or, if a Servicer Potential Termination Event or Servicer Termination Event has occurred and is continuing, by the Administrative Agent in its reasonable discretion) in the Collection Account promptly upon written notice to the Servicer (as long as no Servicer Potential

Termination Event or Servicer Termination Event has occurred and is continuing) by the Administrative Agent that the Payment Allocation Condition or the Revolving Obligation Payment Allocation Condition is not satisfied, and any such future Principal Collections shall be paid from the Lock-Box Accounts to the Collection Account in accordance with Section 7.4(b) for so long as such conditions are not satisfied.
     Section 5.5 Delivery of Collateral Debt Obligation Files.
     (a) The Borrower, or the Servicer on its behalf, shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of Article 9 of the UCC) that evidence any Collateral Debt Obligation being transferred and set forth on a Schedule of Collateral Debt Obligations, including all Underlying Notes (other than in the case of Noteless Collateral Debt Obligations), and all portions of the Collateral Debt Obligation Files to the Collateral Custodian on behalf of the Secured Parties not later than two Business Days prior to each Transfer Date, in each case endorsed in blank or to the Administrative Agent, without recourse. Pursuant to Section 7.15, the Borrower is required to deliver such instruments and Collateral Debt Obligation Files to the Collateral Custodian for the benefit of the Secured Parties. Accordingly, the Borrower hereby authorizes and directs the Servicer to deliver possession of all such instruments and Collateral Debt Obligation Files to the Collateral Custodian on behalf of the Secured Parties, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Section 5.5(a). The Servicer shall also identify on the Collateral Debt Obligation List (including any amendment thereof), whether by attached schedule or marking or other effective identifying designation, all Collateral Debt Obligations being transferred that are not evidenced by such instruments.
     (b) Prior to the occurrence of an Event of Default, the Collateral Custodian shall not record the Assignments of Mortgage delivered pursuant to Section 5.5(a) and the definition of Collateral Debt Obligation Documents. Upon the occurrence of an Event of Default, the Collateral Custodian shall, if so directed by the Administrative Agent, cause to be recorded in the appropriate offices each Assignment of Mortgage delivered to it with respect to all Collateral Debt Obligations being transferred. Each such recording shall be at the expense of the Borrower; provided that to the extent the Borrower does not pay such expenses, the Collateral Custodian shall be reimbursed pursuant to the provisions of Section 2.7.
ARTICLE VI
SECURITY INTEREST
     Section 6.1 Security Interest.
     As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Facility Obligations, the Borrower hereby assigns, pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under (but none of its obligations under) the Collateral, whether now existing or owned or hereafter arising or acquired by the Borrower, and wherever located. The grant under this Section 6.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent, the Collateral Custodian, the Managing Agents or any

of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Debt Obligations to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent, the Collateral Custodian, the Managing Agents or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Managing Agents or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The Borrower hereby authorizes the Collateral Custodian or the Administrative Agent, on its behalf, to file an “all assets” financing statement against it which covers all of its personal property; provided that the Collateral Custodian shall not be obligated to execute, authorize or file such financing statement except upon written instruction from the Administrative Agent.
     Section 6.2 Remedies.
     The Administrative Agent, for the benefit of the Secured Parties, shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or its designees may (i) deliver a Notice of Exclusive Control to the Collateral Custodian; (ii) instruct the Collateral Custodian to deliver any or all of the Collateral to the Administrative Agent or its designees and otherwise give all instructions and entitlement orders to the Collateral Custodian regarding the Collateral; (iii) require that the Borrower or the Collateral Custodian immediately take action to liquidate the Collateral to pay amounts due and payable in respect of the Facility Obligations; (iv) sell or otherwise dispose of, or direct the Collateral Custodian to sell or otherwise dispose of, the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (v) take control of the Proceeds of any such Collateral; (vi) exercise or direct the Collateral Custodian to exercise any consensual or voting rights in respect of the Collateral; (vii) direct the Collateral Custodian to release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (viii) enforce the Borrower’s rights and remedies with respect to the Collateral; (ix) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (x) remove from the Borrower’s, the Servicer’s, the Collateral Custodian’s and their respective agents’ place of business copies of all Records relating to the Collateral and, in the case of the Collateral Debt Obligation Documents themselves, the originals of any such Collateral Debt Obligation Documents not held by the Collateral Custodian on behalf of the Administrative Agent; and/or (xi) direct the Collateral Custodian to endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in clauses (i) through (xi) above, the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Facility Obligations remain unpaid), with power of substitution, in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent, but at the cost and expense of the Borrower and without notice to the Borrower; provided that the

Administrative Agent hereby agrees to exercise such power only so long as an Event of Default shall be continuing.
     Section 6.3 Release of Liens.
     (a) At the same time as any Collateral Debt Obligation that is part of the Collateral matures or expires by its terms or is otherwise paid in full by the related Obligor, and all amounts due in payment thereof have been deposited in the Collection Account, the Administrative Agent, on behalf of the Secured Parties, shall be deemed to have automatically released its interest in such Collateral Debt Obligation without any further action on its part. In connection with any such release on or after the occurrence of the above, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver, and will permit the Collateral Custodian to execute and deliver, to the Borrower or the Servicer on behalf of the Borrower any termination statements and any other releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Collateral Debt Obligation.
     (b) Upon any request for a release of certain Collateral Debt Obligations in connection with an Optional Repurchase, if, upon application of the proceeds of such transaction in accordance with this Agreement, the requirements of Section 2.14(b) shall be satisfied, the Administrative Agent, on behalf of the Secured Parties will, to the extent requested by the Borrower or the Servicer on behalf of the Borrower, release its interest in such Collateral Debt Obligation. In connection with any such release on or after the occurrence of the above, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver, and will permit the Collateral Custodian to execute and deliver, to the Borrower or the Servicer on behalf of the Borrower any termination statements and any other releases and instruments, in recordable form if necessary, as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Collateral Debt Obligation; provided that the Collateral Custodian and the Administrative Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral Debt Obligation in connection with such liquidation.
     (c) Upon deposit by the Borrower into the Collection Account of the Proceeds of a repayment in respect of an Ineligible Collateral Debt Obligation pursuant to Section 2.4(c), the Administrative Agent, on behalf of the Secured Parties, shall be deemed to have automatically released its interest in such Ineligible Collateral Debt Obligation without any further action on its part. In connection with any such release on or after the occurrence of such repurchase, the Administrative Agent, on behalf of the Secured Parties, will execute and deliver, and will permit the Collateral Custodian to execute and deliver, to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Ineligible Collateral Debt Obligation.
     Section 6.4 Assignment of the Purchase Agreement.
     The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has assigned to the Administrative Agent, for the ratable benefit of the Secured

Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement. The Borrower confirms that following an Event of Default the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Administrative Agent, the Collateral Custodian, the Secured Parties or any of their respective Affiliates to perform any of the obligations of the Borrower under the Purchase Agreement. The Borrower further confirms and agrees that such assignment to the Administrative Agent shall terminate upon the Collection Date; provided that the rights of the Administrative Agent and the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.
ARTICLE VII
ADMINISTRATION, SERVICING AND MANAGEMENT OF COLLATERAL DEBT OBLIGATIONS
     Section 7.1 Appointment of the Servicer.
     The Borrower hereby appoints the Servicer to service the Collateral Debt Obligations and enforce its respective rights and interests in and under each Collateral Debt Obligation in accordance with the terms and conditions of this Article VII and to serve in such capacity until the termination of its responsibilities pursuant to Section 7.12. The Servicer hereby agrees to perform the duties and obligations with respect thereto as set forth herein.
     Section 7.2 Duties and Responsibilities of the Servicer.
     (a) The Servicer shall conduct the servicing, administration and collection of the Collateral Debt Obligations and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect Collateral Debt Obligations from time to time on behalf of the Borrower and as the Borrower’s agent.
     (b) The duties of the Servicer, as the Borrower’s agent, shall include, without limitation:
     (i) preparing and submitting of claims to, and post-billing liaison with, Obligors on Collateral Debt Obligations;
     (ii) maintaining all necessary Servicing Records with respect to the Collateral Debt Obligations and providing such reports to the Borrower, the Managing Agents and the Administrative Agent in respect of the servicing of the Collateral Debt Obligations (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, any Managing Agent or the Administrative Agent may reasonably request;
     (iii) maintaining and implementing administrative and operating procedures (including an ability to recreate Servicing Records evidencing the Collateral Debt Obligations in the event of the destruction of the originals thereof) and keeping and maintaining all Records reasonably necessary or advisable for the collection of the Collateral Debt Obligations (including records adequate to permit the identification of each new Collateral Debt Obligation and all Collections of and adjustments to each existing Collateral Debt Obligation); provided that any Successor Servicer shall only be required to recreate the Servicing Records of each prior Servicer to the extent such records have been delivered to it in a format reasonably acceptable to such Successor Servicer;
     (iv) promptly delivering to the Borrower, any Managing Agent, the Collateral Custodian or the Administrative Agent, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Borrower, such Managing Agent, the Collateral Custodian or the Administrative Agent from time to time reasonably request;
     (v) identifying each Collateral Debt Obligation clearly and unambiguously in its Servicing Records to reflect that such Collateral Debt Obligation is owned by the Borrower and pledged to the Administrative Agent for the benefit of the Secured Parties;
     (vi) complying in all material respects with the Servicing Standards in regard to each Collateral Debt Obligation;
     (vii) complying with all Applicable Laws with respect to it, its business and properties and all Collateral, except where failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (viii) preserving and maintaining its existence, rights, licenses, franchises and privileges as a corporation in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized and licensed to perform obligations as Servicer (including enforcement of collection of Collateral Debt Obligations on behalf of the Borrower, Lenders, each Hedge Counterparty and the Collateral Custodian) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Borrower, Lenders, each Hedge Counterparty and the Collateral Custodian in the Collateral Debt Obligations, (B) the collectibility of any Collateral Debt Obligation, or (C) the ability of the Servicer to perform its obligations hereunder; and
     (ix) notifying the Borrower, each Managing Agent and the Administrative Agent of any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or is threatened to be (A) asserted by an Obligor with respect to any Collateral Debt Obligation; or (B) reasonably expected to have a Material Adverse Effect; and
     (c) The Borrower and Servicer hereby acknowledge that the Secured Parties, the Administrative Agent, the Backup Servicer and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral Debt Obligations, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder, except, solely with respect to the performance of the obligations of the Servicer hereunder, to the extent that the Backup Servicer shall become the Successor Servicer pursuant to the terms hereof, it shall perform the duties of the Servicer in accordance with the provisions of this Agreement.
     (d) The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Borrower and the Administrative Agent under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Borrower or the Administrative Agent.
     Section 7.3 Authorization of the Servicer.
     (a) Each of the Borrower, each Managing Agent, on behalf of itself and the related Lenders, the Administrative Agent, the Collateral Custodian and each Hedge Counterparty hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the pledge of the Collateral to the Administrative Agent, on behalf of the Secured Parties, to collect all amounts due under any and all Collateral Debt Obligations, including endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Debt Obligations and, after the delinquency of any Collateral Debt Obligation and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Borrower could have done if it had continued to own such Collateral free of any Liens. The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Collateral Debt Obligations. In no event shall the Servicer be entitled to make the Borrower, any Lender, any Managing Agent, any Hedge Counterparty, the Collateral Custodian or the Administrative Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without such Person’s and the Administrative Agent’s consent.
     (b) After an Event of Default has occurred and is continuing, at the Administrative Agent’s direction, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Debt Obligations; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral Debt Obligations of the assignment of such Collateral Debt Obligations to the Administrative Agent and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lock-box or other account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral Debt Obligations and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall give written notice to any Successor Servicer of the Administrative Agent’s actions or directions pursuant to this Section 7.3(b).

     Section 7.4 Collection of Payments.
     (a) Collection Efforts, Modification of Collateral Debt Obligations. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Collateral Debt Obligations as and when the same become due, and will follow its Servicing Standards. The Servicer will use reasonable efforts to maximize collections with respect to Charged-Off Obligations and Delinquent Obligations. The Servicer may not waive, modify or otherwise vary any provision of a Collateral Debt Obligation, except as may be done in accordance with the Servicing Standards.
     (b) Lock-Box Accounts. The Servicer and the Originator have established, or caused to be established, and will maintain, or caused to be maintained, the Lock-Box and the Lock-Box Accounts, for the deposit of the amounts representing payments sent by the Obligors with respect to Collateral Debt Obligations pledged to the Administrative Agent for the benefit of the Secured Parties, as well as with respect to other securities and loans not so pledged. On or before the Cut-Off Date with respect to each Collateral Debt Obligation included or to be included in the Collateral, the Servicer, as agent for the Borrower, shall have instructed the applicable Obligor or Obligors to make all payments sent to the Lock-Box Bank in respect of such Collateral Debt Obligation to the Lock-Box Account Bank for deposit in the Lock-Box Accounts. All proceeds in the Lock-Box Accounts shall be distributed into the Collection Account, or, if applicable, the Committed Funding Account, within two Business Days of receipt as provided in the Lock-Box Agreement.
     (c) Acceleration. The Servicer may, and shall at the direction of the Administrative Agent following an Event of Default, accelerate the maturity of all or any Scheduled Payments under any Collateral Debt Obligation under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period), in each case, (to the extent it is permitted to do so under the related Collateral Debt Obligation Documents) and is consistent with its Servicing Standards.
     Section 7.5 Representations and Warranties of the Originator and Servicer.
     The Servicer hereby represents and warrants to the other parties hereto that, as of the Closing Date, as of each Transfer Date and as of each Additional Funding Date:
     (a) Organization and Qualification. The Servicer has been duly organized and is validly existing and in good standing as a limited liability company or other corporate entity or national banking association under the laws of its jurisdiction of organization, with requisite power and authority to own its properties and to transact the business in which it is now engaged, including to enter into and perform its obligations under each Transaction Document to which it is a party, and is duly qualified to do business and is in good standing (or is exempt from such requirements) in each State of the United States where the nature of its business requires it to be so qualified and the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Servicer (A) is duly qualified, in good standing and licensed to carry on its business in each state where any Related Property related to a Collateral Debt Obligation is located to the extent necessary to ensure the enforceability of each Collateral Debt Obligation and the servicing of the

Collateral Debt Obligation by the Servicer in accordance with the Servicing Standards and (B) is in compliance with the laws of any such jurisdiction, in both cases, to the extent necessary to ensure the enforceability of such Collateral Debt Obligation in accordance with the terms thereof.
     (b) No Conflict. The execution, delivery and performance by the Servicer of its obligations under each Transaction Document to which it is a party and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Transaction Documents), charge or encumbrance upon any of the property or assets of the Servicer or any of its Affiliates pursuant to the terms of any of their organizational documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Servicer or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents or any Applicable Law applicable to the Servicer or any of its properties.
     (c) Authorization and Enforceability. Each of the Transaction Documents to which the Servicer is a party has been duly authorized, executed and delivered by the Servicer and (assuming due authorization, execution and delivery by each other party thereto) is a valid and legally binding obligation of the Servicer, enforceable against the Servicer, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
     (d) No Violation. The Servicer is not in violation of its organizational documents or in default under any agreement, indenture, mortgage, deed of trust or instrument the effect of which violation or default could reasonably be expected to have a Material Adverse Effect. The Servicer is not in violation of any Applicable Law promulgated by any Governmental Authority having jurisdiction over it or any of its assets, which violation could reasonably be expected to have a Material Adverse Effect.
     (e) Governmental Action. No approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority is required for (A) the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, any of the Transaction Documents to which the Servicer is a party or (B) the consummation of the transactions required of the Servicer by any Transaction Document to which the Servicer is a party, except such as shall have been obtained before the date hereof.
     (f) Licenses. The Servicer possesses all material licenses, certificates, authorities or permits issued by the appropriate Governmental Authority necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (g) Litigation. There are no actions or proceedings against, or investigations of, the Servicer currently pending with regard to which the Servicer has received service of process and no action or proceeding against, or investigation of, the Borrower is, to the knowledge of the Servicer, threatened or otherwise pending before any Governmental Authority that (A) would prohibit its entering into any of the Transaction Documents to which it is a party or render the Advances invalid, (B) seeks to prevent the making of the Advances or the consummation of any of the transactions contemplated by any of the Transaction Documents to which it is a party, (C) would prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, any of the Transaction Documents to which it is a party, (D) that could reasonably be expected to have a Material Adverse Effect or (E) seeking to affect adversely the income tax treatment of the Advances.
     (h) Solvency. The Servicer is Solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered not Solvent by the execution and delivery of any of the Transaction Documents to which it is a party or the assumption of any of its obligations thereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Servicer.
     (i) Taxes. The Servicer has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has put all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Servicer); and no tax Lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge; provided that the representations and warranties in this clause shall not be applicable to the Backup Servicer in its capacity as Successor Servicer (if so appointed pursuant to this Agreement).
     (j) No Defaults. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder.
     (k) Accuracy of Information. All written factual information heretofore furnished by the Servicer for purposes of or in connection with this Agreement or the other Transaction Documents to which the Servicer is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Servicer to any party to the Transaction Documents will be, true and accurate in every material respect, on the date such information is stated or certified; provided that that any written factual information shall not include any information or report provided by CEIS, but shall include any information given by the Servicer to CEIS; and provided further that no Successor Servicer shall be responsible for ascertaining the truthfulness or accuracy of any information (i) received by it from any predecessor Servicer or (ii) provided by it based on any incorrect information received by it from any predecessor Servicer.

     Section 7.6 Covenants of the Servicer.
     The Servicer hereby covenants that:
     (a) Compliance with Law. It will comply with all Applicable Laws with respect to it, its business and properties and all Collateral, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (b) Preservation of Corporate Existence. It will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company or other corporate entity in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
     (c) Obligations with Respect to Collateral Debt Obligations. It will take any actions, consistent with its Servicing Standards, which are required to ensure that the Borrower shall duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Collateral Debt Obligation and will do nothing to impair the rights of the Borrower or the Administrative Agent, for the benefit of the Secured Parties, or of the Collateral Custodian or the Secured Parties in, to and under the Collateral.
     (d) Preservation of Security Interest. It will, on behalf of the Borrower, execute and file (or cause the execution and filing of) such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Administrative Agent, for the benefit of the Secured Parties in, to and under the Collateral.
     (e) Change of Name or Jurisdiction; Records. It shall not move, or consent to the Collateral Custodian moving, the Collateral Debt Obligation Documents relating to the Collateral Debt Obligations without 30 days’ prior written notice to the Borrower, the Collateral Custodian and the Administrative Agent and, in either case, will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent, for the benefit of the Secured Parties, on all collateral, and such other actions as the Collateral Custodian or the Administrative Agent may reasonably request, including but not limited to delivery of an Opinion of Counsel.
     (f) Servicing Standards. It will comply in all material respects with the Servicing Standards in regard to each Collateral Debt Obligation.
     (g) Event of Defaults. It will furnish to each Managing Agent and the Administrative Agent, as soon as possible and in any event within three Business Days after knowledge by a Responsible Officer of the Servicer of the occurrence of each Default or Event of Default, a written statement setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.
     (h) Extension or Amendment of Collateral Debt Obligations. It will not, except as otherwise permitted hereunder, agree, on behalf of the Borrower, to extend, amend or otherwise modify the terms of any Collateral Debt Obligation in a manner inconsistent with the Servicing

Standards, and in any case will not amend or otherwise modify any Collateral Debt Obligation to extend the maturity date thereof without the consent of the Administrative Agent.
     (i) Other. It will furnish to the Borrower, any Managing Agent, the Collateral Custodian and the Administrative Agent such other information, documents, records or reports respecting the Collateral Debt Obligations or the condition or operations, financial or otherwise, of the Servicer that are in the Servicer’s possession, as the Borrower, the Collateral Custodian, such Managing Agent or the Administrative Agent may from time to time reasonably request in order to protect the respective interests of the Borrower, such Managing Agent, the Collateral Custodian, the Administrative Agent or the Secured Parties under or as contemplated by this Agreement.
     (j) Compliance With Collateral Debt Obligation Documents. It will, on behalf of the Borrower, act in conformity with the Servicing Standards.
     Section 7.7 Payment of Certain Expenses by Servicer.
     The Servicer, so long as it shall be an Affiliate of the Borrower, will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of legal counsel and independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower.
     Section 7.8 Reports.
     The initial Servicer will provide all reports, certificates and other documentation required to enable the Borrower to satisfy its reporting obligations hereunder and under the other Transaction Documents, including the applicable requirements of Section 7.21, as and when such reports, certificates or other documentation are required hereunder or thereunder. Any Successor Servicer’s responsibilities shall be limited to the delivery of the Periodic Report, and such other reports, certificates or other documentation as may be agreed between such Successor Servicer and the Administrative Agent at the time of the appointment of such Successor Servicer.
     Section 7.9 Investment and Disposition.
     The initial Servicer may, as agent of the Borrower, take the following actions with respect to any Collateral Debt Obligations (in each case subject to and in accordance with the provisions of this Agreement and the Servicing Standards):
     (a) waive any default with respect to any Collateral Debt Obligation (provided that, for the avoidance of doubt, no such waiver by the Servicer, on behalf of the Borrower, shall, in and of itself, affect the classification of such Collateral Debt Obligation as a Charged-Off Obligation or Delinquent Obligation under this Agreement); or
     (b) vote to accelerate (or rescind the acceleration of) the maturity of any Collateral Debt Obligation; or

     (c) participate on behalf of the Borrower in a committee or group formed by creditors of an Obligor under a Collateral Debt Obligation and agree on behalf of the Borrower to any restructuring of any Collateral Debt Obligation (including the acceptance of any security or other property in exchange for or in satisfaction of such Collateral Debt Obligation) and/or the reorganization of any Person obligated on or with respect to any Collateral Debt Obligation; or
     (d) exercise any other rights or remedies with respect to such Collateral Debt Obligations as provided in the related underlying instruments, including any exercise of creditor rights, or take any other action consistent with the terms of this Agreement which it believes to be in the best interests of the Borrower and the Lenders and consistent with the Servicing Standard.
     provided that if a Successor Servicer shall be appointed, the Borrower shall perform each of these functions with the consent of the Administrative Agent or such designee as the Administrative Agent may appoint; and provided further that the initial Servicer shall not utilize any selection procedures reasonably believed by it to be adverse to the Secured Parties in selecting the Collateral Debt Obligations to be acquired or disposed of from time to time in accordance herewith.
     Section 7.10 The Servicer Not to Resign.
     The Servicer, so long as it shall be an Affiliate of the Borrower, shall not resign from the obligations and duties hereby imposed on it except upon its determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that it could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Borrower and the Administrative Agent. Subject to Applicable Law, no such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in according with the terms of this Agreement.
     Section 7.11 Access to Certain Documentation and Information Regarding the Collateral Debt Obligations.
     The Borrower, or the Servicer on its behalf, as applicable, shall provide to the Administrative Agent, the Collateral Custodian, the Backup Servicer and each Managing Agent:
     (a) access to the Collateral Debt Obligation Documents and all other documentation regarding the Collateral Debt Obligations included as part of the Collateral and the Related Property, such access being afforded without charge but only (i) upon reasonable prior notice, (ii) during normal business hours and (iii) subject to the Servicer’s normal security and confidentiality procedures. From and after (x) the Closing Date and annually thereafter at the discretion of the Administrative Agent, the Administrative Agent, on behalf of and with the input of each Managing Agent, may review the Borrower’s and the Servicer’s collection and administration of the Collateral Debt Obligations in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and may conduct an audit of the Collateral Debt Obligations, Collateral Debt Obligation Documents and

Records in conjunction with such a review, which audit shall be reasonable in scope and shall be completed in a reasonable period of time and (y) the occurrence, and during the continuation of a Default or an Event of Default, the Administrative Agent and each Managing Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Debt Obligations in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement, which review shall not be limited in scope or frequency, nor restricted in period. The Administrative Agent may also conduct an audit (as such term is used in clause (x) above) of the Collateral Debt Obligations, Collateral Debt Obligation Documents and Records in conjunction with such a review. The Borrower shall bear the cost of such reviews and audits; and
     (b) promptly upon request, such other information, documents, records or reports respecting the Collateral Debt Obligations or the condition or operations, financial or otherwise, of the Borrower or Originator as the Administrative Agent, the Collateral Custodian or the Backup Servicer may from time to time reasonably request in order to protect the interests of the Collateral Custodian, the Administrative Agent or the Secured Parties under or as contemplated by this Agreement.
     Section 7.12 Servicer Termination Events.
     (a) If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing on any day:
     (i) any failure by Servicer to deposit or cause to be deposited amounts into the Collection Account, the Reserve Account or the Committed Funding Account when required, or any failure by Servicer to make any of the required payments therefrom, which continues unremedied for two Business Days; or
     (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer, contained in any Transaction Document to which it is a party, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any other party hereto or to the Servicer (with copy to each other party hereto), by the Administrative Agent; or
     (iii) any breach on the part of the Servicer of any representation or warranty contained in any Transaction Document to which it is a party that has a Material Adverse Effect on the interests of any of the parties hereto and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer by any other party hereto or to the Servicer (with a copy to each other party hereto) by the Administrative Agent; or
     (iv) an Insolvency Event shall occur with respect to the Servicer; or
     (v) so long as the Servicer or the Originator is an Affiliate of the Borrower, any “event of default” by any such party occurs under any of the Transaction Documents,

then, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Events shall not have been remedied at the expiration of any applicable cure period, the Administrative Agent may, or at the direction of the Required Lenders shall, by written notice to the Servicer and the Backup Servicer (a “Termination Notice”), subject to the provisions of Section 7.13, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. The Borrower shall pay all reasonable set-up and conversion costs associated with the transfer of servicing rights to the Successor Servicer.
     Section 7.13 Appointment of Successor Servicer.
     (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.12, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Administrative Agent, to the Servicer and the Backup Servicer in writing. The Administrative Agent may at the time described in the immediately preceding sentence in its sole discretion, appoint the Backup Servicer as the Servicer hereunder, and the Backup Servicer shall within seven days assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer unless the Backup Servicer is unwilling to accept such appointment; provided that any Successor Servicer (including the Backup Servicer) shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer, (ii) be obligated to make servicer advances, (iii) be obligated to pay any fees and expenses of any other party to this transaction, (iv) be liable or obligated with respect to any Servicer indemnification obligation of any prior Servicer or (v) be obligated to pay any taxes required to be paid by the Servicer. The Administrative Agent may appoint (i) the Backup Servicer as successor servicer, or (ii) if the Administrative Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unwilling or unable to assume such obligations on such date, the Administrative Agent shall as promptly as possible appoint an alternate successor servicer to act as Servicer (in each such case, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent.
     (b) Upon its appointment as Successor Servicer, the Backup Servicer (subject to Section 7.13(a)) or the alternate successor servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement, shall assume all servicing duties hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. Any Successor Servicer shall be entitled, with the prior consent of the Administrative Agent, to appoint agents to provide some or all of its duties hereunder, provided that no such appointment shall relieve such Successor Servicer of the duties and obligations of the Successor Servicer pursuant to the terms hereof and that any such subcontract may be terminated upon the occurrence of a Servicer Termination Event.
     (c) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer under this Agreement and shall pass to and be vested in the Successor Servicer, and, without limitation, the Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral.
     (d) Upon the Backup Servicer receiving notice that it is required to serve as the Successor Servicer hereunder pursuant to the foregoing provisions of this Section 7.13, the Backup Servicer will promptly begin the transition to its role as Successor Servicer, unless the Backup Servicer is unwilling to accept such appointment.
     (e) To the extent of funds available therefor pursuant to the provisions of Section 2.7, the Backup Servicer shall be entitled to receive its Transition Costs incurred in transitioning to Servicer.
     Section 7.14 Market Servicing Fee.
     Notwithstanding anything to the contrary herein, in the event that a Successor Servicer is appointed Servicer, the Servicing Fee shall equal a fee calculated at the Servicing Fee Rate, plus any additional amount required to achieve a rate equal to the market rate for comparable servicing duties, any such additional amount to be fixed upon the date of such appointment by such Successor Servicer with the consent of the Administrative Agent (such amount, the “Market Servicing Fee”).
     Section 7.15 The Collateral Custodian.
     (a) Appointment. The Borrower and the Administrative Agent each hereby appoints Wells Fargo to act as Collateral Custodian hereunder, for the benefit of the Administrative Agent and the Secured Parties, as provided herein. Wells Fargo hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein. The Borrower acknowledges and agrees that the Collateral Custodian is agent solely for the Secured Parties and shall have no obligation to the Borrower.
     (b) Custodial Duties. The Collateral Custodian shall act as collateral agent for the Secured Parties and as custodian for, and take and retain custody of the Collateral Debt Obligation Files delivered by, the Borrower or on its behalf pursuant to Section 5.5 in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent for the benefit of the Secured Parties. Within one Business Day of receipt of any such Collateral Debt Obligation File, the Collateral Custodian shall deliver to the Administrative Agent a custodial receipt in form of Exhibit G hereto. Within five Business Days of its receipt of any Collateral Debt Obligation File and the related Collateral Debt Obligation Checklist, the Collateral Custodian shall review the related Collateral Debt Obligation Documents to verify that each Collateral Debt Obligation Document listed on the Collateral Debt Obligation Checklist has been received, is executed (where applicable) and has no missing or mutilated pages and that each Underlying Note with respect to each Collateral Debt Obligation (other than a Noteless Collateral Debt Obligation) is an original note, and to confirm (in reliance on the Obligor name and other identifying information listed on the Schedule of Collateral Debt Obligations) that such Collateral Debt Obligation is referenced on the related Schedule of Collateral Debt Obligations and shall deliver to the Administrative Agent a certification in the form of Exhibit H hereto. Except as described in the preceding sentence with respect to Underlying Notes, the Collateral Custodian may fulfill its obligations hereunder by accepting and reviewing copies of all Collateral Debt Obligation Documents in a Collateral Debt Obligation File. The Collateral Custodian further agrees to deliver to the Administrative Agent within ten days after the end of each calendar month (other than any month in which the certification in the form of Exhibit H hereto is delivered), an electronic report as of the end of such month, which lists all of the Collateral Debt Obligation Files in Collateral Custodian’s custody and any outstanding exceptions as of the end of such month. In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Collateral Debt Obligation Files hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian an electronic file in a mutually acceptable electronic format that contains the related Schedule of Collateral Debt Obligations. If, at the conclusion of such review, the Collateral Custodian shall determine that any such Collateral Debt Obligation Document is not executed (where applicable), is missing pages or has mutilated pages, that any Underlying Note is not an original as required, that any Collateral Debt Obligation Document listed on the Collateral Debt Obligation Checklist is missing from the Collateral Debt Obligation File or that any such Collateral Debt Obligation Document received in the Collateral Debt Obligation File is not listed on the related Collateral Debt Obligation Checklist, the Collateral Custodian shall promptly notify the Borrower and the Administrative Agent of such determination by providing an exception report to such Persons setting forth, with particularity, such of the foregoing defects as may exist. In addition, unless instructed otherwise in writing by the Borrower and the Administrative Agent within ten days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Collateral Debt Obligation File not referenced on such Schedule of Collateral Debt Obligations to the Borrower. Other than as set forth above, the Collateral Custodian shall not have any responsibility for reviewing any Collateral Debt Obligation File. In taking and retaining custody of the Collateral Debt Obligation Files, the Collateral Custodian shall be acting as the agent of the Administrative Agent and the other Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Collateral Debt Obligation Files or the instruments therein; provided further that the Collateral Custodian’s duties as the agent of the Administrative Agent shall be limited to those expressly contemplated herein. All Collateral Debt Obligation Files shall be kept in fire-resistant vaults or cabinets at the locations specified on Schedule V attached hereto, or at such other office as shall be specified to the Administrative Agent and the Borrower by the Collateral Custodian in a written notice delivered at least 45 days prior to such change. All Collateral Debt Obligation Files shall be segregated with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Collateral Debt Obligation Files shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. The Collateral Custodian shall clearly indicate that such Collateral Debt Obligation Files are the sole property of Borrower, subject to the security interest of the Administrative Agent on behalf of the Secured Parties. In performing its duties, the Collateral Custodian shall use the same degree of care and attention as it employs with respect to similar files that it holds as custodian for others. Except as otherwise provided herein, the Collateral Custodian shall have no power or authority to assign, hypothecate or otherwise dispose of Collateral Debt Obligation Files.

     (c) Concerning the Collateral Custodian.
     (i) Other than in the case of its willful misconduct, gross negligence or bad faith, the Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that it reasonably believes in good faith to be genuine and that has been signed by the proper party or parties. Other than in the case of its willful misconduct, gross negligence or bad faith, the Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.
     (ii) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (iii) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, gross negligence or bad faith.
     (iv) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Debt Obligations or the Collateral Debt Obligation Documents, and will not be required to and will not make any representations as to the validity, collectibility, sufficiency or value of any of the Collateral Debt Obligations. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
     (v) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
     (vi) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.
     (vii) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Debt Obligations.
     (viii) In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Administrative Agent. Notwithstanding the preceding sentence, and subject to Section 7.15(d), the Administrative Agent hereby instructs the Collateral Custodian, prior to the occurrence of the Maturity Date, to take any action in respect of the Collateral Debt Obligations and the Collateral Debt Obligation Documents solely in accordance with instructions of the Servicer unless and until a notice of exclusive control has been delivered and is in effect pursuant to the terms of the Account Control Agreement, and thereafter to take any action in respect of the Collateral Debt Obligations and the Collateral Debt Obligation Documents solely in accordance with instructions of the parties specified in such notice of exclusive control. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent or, prior to the occurrence of the Maturity Date, the Servicer.
     (d) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral Debt Obligations, the Collateral Custodian is hereby authorized, upon receipt from the Servicer on behalf of the Borrower, of a written request for release of Collateral Debt Obligation Files substantially in the form annexed hereto as Exhibit J, to release to the Servicer the related Collateral Debt Obligation File set forth in such request and receipt to the Servicer; provided that notwithstanding the foregoing or any other provision of this Agreement, at any time following the occurrence of an Event of Default and upon its receipt of written instructions from the Administrative Agent, the Collateral Custodian shall cease releasing Collateral Debt Obligation Files to the Servicer without the prior consent of the Administrative Agent. All Collateral Debt Obligation Files so released to the Servicer on behalf of the Borrower shall be held by the Servicer in trust for the benefit of the Borrower, the Administrative Agent, the Collateral Custodian and the other Secured Parties, with respect to their respective interests, in accordance with the terms of this Agreement. The Servicer, on behalf of the Borrower, shall return to the Collateral Custodian the Collateral Debt Obligation File when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Collateral Debt Obligation shall be liquidated, in which case, upon receipt of an additional request for release of Collateral Debt Obligation Files and certification as to such liquidation from the Servicer to the Collateral Custodian substantially in the form annexed hereto as Exhibit J, such Collateral Debt Obligation File shall be released by the Collateral Custodian to the Servicer.
     (e) Release for Payment. Upon receipt by the Collateral Custodian (with a copy to the Administrative Agent) of the Servicer’s request for release of Collateral Debt Obligation Files and receipt in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received in connection with such payment, repurchase or sale have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Collateral Debt Obligation File to the Servicer, on behalf of the Borrower.
     (f) Collateral Custodian Compensation. As compensation for its activities hereunder, the Collateral Custodian shall be entitled to a Custodial Fee and any unpaid Custodial Expenses to the extent of funds available therefor pursuant to the provision of Section 2.7. The Collateral Custodian’s entitlement to receive the Custodial Fee (other than due and unpaid Custodial Fees owed through such date) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian or (ii) the termination of this Agreement.

     (g) Replacement of the Collateral Custodian. The Collateral Custodian may be replaced by the Borrower with the prior consent of the Administrative Agent; provided that no such replacement shall be effective until a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder and has received all Collateral Debt Obligation Files held by the previous Collateral Custodian. The Collateral Custodian may resign upon ten Business Days notice to the Administrative Agent and the Borrower, provided that any such resignation shall not be effective until the date on which a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder and has received all Collateral Debt Obligation Files held by the previous Collateral Custodian.
     (h) Release of Collateral Debt Obligation Documents Following an Optional Repurchase. Subject to Section 6.3, to the extent that portions of Collateral Debt Obligations are transferred pursuant to (i) a repayment of Advances Outstanding in connection with a sale of Ineligible Collateral Debt Obligation pursuant to Section 2.4(c), (ii) a Lien Release Dividend or (iii) an Optional Repurchase, the Collateral Custodian shall release the original Collateral Debt Obligation Documents.
     (i) Notices; Consents. The Collateral Custodian shall provide to the Administrative Agent, the Servicer and the Backup Servicer (if the Backup Servicer is not the Collateral Custodian) a copy of all written notices and communications identified as being sent to it in connection with the Collateral Debt Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Custodian be under any duty or obligation to take any action on behalf of the Servicer or the Borrower in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific and timely written instructions from the Administrative Agent, in which event the Collateral Custodian shall vote, consent or take such other action in accordance with such instructions. The Administrative Agent hereby instructs the Collateral Custodian to take any such action solely in accordance with the written instructions of the Servicer unless and until a notice of exclusive control has been delivered to the Collateral Custodian and is in effect pursuant to the terms of the Account Control Agreement, and thereafter to take any such action solely in accordance with the written instructions of the parties specified in such notice of exclusive control.
     (j) Perfection of Security Interests. The Administrative Agent and the Lenders hereby appoint Wells Fargo, in its capacity as Collateral Custodian hereunder, as their agent for the purposes of perfection of a security interest in the Collateral Debt Obligations. Wells Fargo, in its capacity as Collateral Custodian hereunder, hereby accepts such appointment and agrees to perform the express duties set forth in this Section 7.15 and subject to the provisions hereof.
     (i) Each of the Administrative Agent and each other Secured Party further authorizes the Collateral Custodian to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Custodian by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Custodian as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including the execution by the Collateral Custodian, on behalf of the Administrative Agent, as secured party/assignee, of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Debt Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 7.15(j) shall be deemed to relieve the Borrower of its obligation to protect the interest of the Collateral Custodian or the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with this Agreement.
     (ii) With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
     (iii) Except as expressly provided herein, the Collateral Custodian shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement or any of the Collateral Debt Obligation Documents (i) unless and until (and to the extent) expressly so directed by the Administrative Agent or (ii) prior to the occurrence of the Maturity Date, the Servicer (and upon such occurrence, the Collateral Custodian shall act in accordance with the written instructions of the Administrative Agent pursuant to Section 7.15(j)(i)). The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian.
     (k) Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party or (iii) that may succeed to the properties and assets of the Collateral

Custodian substantially as a whole, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
     Section 7.16 Representations and Warranties of the Collateral Custodian.
     The Collateral Custodian represents and warrants as follows:
     (a) Organization and Good Standing. It is a national banking association duly organized, validly existing and in good standing under the laws of the United States with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.
     (b) Due Qualification. It is duly qualified to do business as a national banking association and is in good standing, has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses or approval except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a Material Adverse Effect.
     (c) Power and Authority. It has the power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out their respective terms. It has duly authorized the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by all requisite action.
     (d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement and each other Transaction Document to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its articles of association, or any Contractual Obligation to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation, or (iii) violate any Applicable Law.
     (e) No Consents. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.
     (f) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).
     (g) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a Material Adverse Effect.

     (h) Non-Affiliation. The Collateral Custodian is not affiliated, as that term is defined in Rule 405 under the Securities Act, with the Borrower or the Servicer or with any Person involved in the organization or operation of the Borrower and does not provide credit or credit enhancement to the Borrower.
     Section 7.17 Covenants of the Collateral Custodian.
     The Collateral Custodian hereby covenants that:
     (a) Compliance with Law. It will comply in all material respects with all Applicable Laws.
     (b) Preservation of Existence. It will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the laws of the United States.
     (c) No Bankruptcy Petition. With respect to each Lender, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of all amounts owing in respect of all outstanding commercial paper issued by such Lender and, with respect to the Borrower, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the Collection Date, it will not institute against the Borrower or such Lender, or join any other Person in instituting against the Borrower or such Lender, any Insolvency Proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 7.17(c) will survive the termination of this Agreement.
     (d) Collateral Debt Obligation Files. It will not dispose of any documents constituting the Collateral Debt Obligation Files in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Debt Obligation except as contemplated by this Agreement.
     (e) Location of Collateral Debt Obligation Files. The Collateral Debt Obligation Files shall remain at all times in the possession of the Collateral Custodian at the address set forth on Schedule VI.
     (f) No Changes in Custodial Fee. It will not make any changes to the Custodial Fee set forth in the Backup Servicer and Custodian Fee Letter without the prior written approval of the Administrative Agent.
     Section 7.18 The Backup Servicer.
     (a) Appointment. The Borrower and the Administrative Agent hereby appoint Wells Fargo to act as Backup Servicer for the benefit of the Borrower, the Administrative Agent and the other Secured Parties in accordance with the terms of this Agreement. Wells Fargo hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

     (b) Duties. On or before the Closing Date, and until such time (if applicable) as it shall become the Successor Servicer, the Backup Servicer shall perform, on behalf of the Borrower and the Administrative Agent and the other Secured Parties, the following duties and obligations:
     (i) On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Periodic Reports in hard copy and in an agreed upon electronic format.
     (ii) Not later than 1:00 p.m. (New York City time) on each Reporting Date, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of an electronic file in an agreed upon electronic format (the “Tape”) from the Servicer, which shall include but not be limited to the following information: (x) for each Collateral Debt Obligation in the Collateral, the name and number of the related Obligor, the collection status, the Collateral Debt Obligation status, the date of each Scheduled Payment, and the Outstanding Principal Balance, and (y) the Aggregate Outstanding Principal Balance.
     (iii) Prior to the related Payment Date, the Backup Servicer shall review the Periodic Report to ensure that it is complete on its face and that all items in such Periodic Report have been accurately calculated, if applicable, and reported based upon the Tape or such other information provided to the Backup Servicer by the Servicer which is required by the Backup Servicer to perform its obligations hereunder. The Backup Servicer shall notify the Administrative Agent, the Borrower and the Servicer of any disagreements with the Periodic Report based on such review not later than the Business Day preceding such Payment Date to such Persons.
     (iv) If the Borrower or the Servicer disagrees with the report provided under Section 7.18(b)(iii) by the Backup Servicer or if the Borrower or the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Borrower or the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Borrower or the Servicer if possible, and notify the Administrative Agent of the resolution thereof. The Borrower or the Servicer hereby agree to cooperate at their own expense, with the Backup Servicer in reconciling any discrepancies herein. If within 20 days after the delivery of the report provided under Section 7.18(b)(iii) by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Borrower and the Administrative Agent of the continued existence of such discrepancy. Following receipt of such notice by the Administrative Agent, the Servicer shall deliver to the Borrower, the Administrative Agent, the Secured Parties and the Backup Servicer no later than the related Payment Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.
     (v) With respect to the duties described in this Section 7.18(b), in the absence of bad faith or gross negligence, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer. The parties acknowledge that the Backup Servicer’s ability to perform hereunder is subject to its timely receipt of the Tape and Periodic Report, if applicable.
     (c) Transition to Servicer Role. After the receipt by the Servicer of an effective Termination Notice, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Collateral Debt Obligations or otherwise, shall pass to and be vested in the Backup Servicer, subject to and in accordance with the provisions of Section 7.13, as long as the Backup Servicer is not prohibited by Applicable Law from fulfilling the same, as evidenced by an Opinion of Counsel, or is not unwilling to accept such appointment.
     (d) Merger or Consolidation. Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.
     (e) Backup Servicing Compensation. As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicer Fee and any unpaid Backup Servicer Expenses to the extent of funds available therefor pursuant to the provisions of Section 2.7. The Backup Servicer’s entitlement to receive the Backup Servicer Fee (other than due and unpaid Backup Servicer Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.
     (f) Backup Servicer Removal. The Backup Servicer may be removed with or without cause by the Administrative Agent, or by the Borrower with the prior written approval of the Administrative Agent, by notice given in writing to the Backup Servicer. In the event of any such removal, a replacement Backup Servicer may be appointed by (i) the Borrower, acting with the written consent of the Administrative Agent or (ii) if no such replacement is appointed within 30 days following such removal, by the Administrative Agent. The Backup Servicer may resign upon ten Business Days notice to the Administrative Agent and the Borrower, provided that any such resignation shall not be effective until the earlier of (i) the date on which a replacement Backup Servicer has been appointed, has agreed to act as Backup Servicer hereunder and has received copies of all Tapes submitted by the Borrower or the Servicer hereunder or (ii) 45 days following the date of such notice.
     (g) Scope of Backup Servicing Duties. The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer or the Collateral Custodian. The Backup Servicer may act through its Administrative Agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting on the routine and ordinary day-to-day operations for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or bad faith of it or them or the failure to perform materially in accordance with this Agreement.
     (h) Limitation on Liability. Except for its willful misconduct, gross negligence or bad faith, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Borrower, the Administrative Agent, the Collateral Custodian, the Backup Servicer and the other Secured Parties each agree to look only to the Servicer to perform such obligations. Except for its willful misconduct, gross negligence or bad faith, the Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. Except for its gross negligence or bad faith, the Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer or the Borrower, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Collateral Debt Obligation or Collateral Debt Obligation Document under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Collateral Debt Obligation, or (v) the acts or omissions of any successor Backup Servicer. No provision of this Agreement shall require the Backup Servicer to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. In the absence of bad faith, gross negligence or willful misfeasance on the part of the Backup Servicer, the Backup Servicer may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein upon any request, instructions, certificate, opinion or other document furnished to the Backup Servicer, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement.
     (i) Possible Dual Capacity. The parties expressly acknowledge and consent to Wells Fargo acting in the possible dual capacity of Backup Servicer or Successor Servicer and in the capacity of Collateral Custodian. Wells Fargo may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence, acts of bad faith and willful misconduct by Wells Fargo.

     (j) Subservicers. The Backup Servicer may, with the prior written consent of the Administrative Agent, subservice any and all of its duties and responsibilities hereunder, including but not limited to its duties as Successor Servicer hereunder should the Backup Servicer become the Successor Servicer pursuant to Section 7.13. Notwithstanding any subservicing agreement or other delegation of duties to a subservicer, so long as this Agreement shall remain effective, the Backup Servicer (solely in its capacity as Successor Servicer, if applicable) shall remain obligated and primarily liable to the Collateral Custodian and the other Secured Parties, for the servicing and administering of the Collateral Debt Obligations in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of such subservicing agreement or other arrangements with third parties pursuant to this clause (j) or by virtue of indemnification from any subservicer and to the same extent and under the same terms and conditions as if the Backup Servicer alone were, as applicable, servicing and administering the Collateral Debt Obligations.
     Section 7.19 Representations and Warranties of the Backup Servicer.
     The Backup Servicer hereby represents and warrants as follows:
     (a) Organization and Good Standing. It is a national banking association duly organized, validly existing and in good standing under the laws of the United States with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.
     (b) Due Qualification. It is duly qualified to do business as a national banking association and is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a Material Adverse Effect.
     (c) Power and Authority. It has the power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out their respective terms. It has duly authorized the execution, delivery and performance of this Agreement by all requisite action.
     (d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement and each other Transaction Document to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its articles of association or any Contractual Obligation by which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation, or (iii) violate any Applicable Law.
     (e) No Consents. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

     (f) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).
     (g) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a Material Adverse Effect.
     Section 7.20 Covenants of the Backup Servicer.
     The Backup Servicer hereby covenants that:
     (a) Compliance with Law. The Backup Servicer will comply in all material respects with all Applicable Laws.
     (b) Preservation of Existence. The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the laws of the United States.
     (c) No Bankruptcy Petition. With respect to each Lender, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of all amounts owing in respect of all outstanding commercial paper issued by such Lender and, with respect to the Borrower, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the Collection Date, it will not institute against the Borrower or such Lender, or join any other Person in instituting against the Borrower or such Lender, any Insolvency Proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 7.20(c) will survive the termination of this Agreement.
     (d) No Changes in Backup Servicer Fee. The Backup Servicer will not make any changes to Backup Servicer Fee set forth in the Backup Servicer and Custodian Fee Letter without the prior written approval of the Administrative Agent.
     Section 7.21 Statements and Reports.
     (a) Periodic Reports. No later than 5:00 p.m. (New York City time) on each Reporting Date, the Servicer shall deliver to the Administrative Agent, the Backup Servicer, the Collateral Custodian and each Hedge Counterparty, by electronic transmission, a report (the “Periodic Report”), setting forth the date of such report (day, month and year), the name of the Borrower and the date of this Agreement, all in substantially the form set out in Exhibit A hereto. The Periodic Report shall set forth the aggregate Revolver Paydown Amount to be transferred to the Collection Account on the following Payment Date. In addition, the Servicer shall provide to the Lenders and the Administrative Agent such additional reports and information regarding the Collateral Debt Obligations and the Related Property as the Required Lenders or the Administrative Agent may reasonably request from time to time.

     (b) Additional Reporting After Servicer Potential Termination Event or Servicer Termination Event. Upon the occurrence of a Servicer Potential Termination Event or a Servicer Termination Event, the Servicer promptly shall notify the Administrative Agent, the Backup Servicer and each Hedge Counterparty thereof. After the occurrence and during the continuance of a Servicer Potential Termination Event or a Servicer Termination Event, the Servicer shall provide to the Administrative Agent, promptly following the Administrative Agent’s request therefor, such documents, reports and other information relating to the Collateral (and in such form, scope and detail) as the Administrative Agent may request.
     (c) Servicer’s Certificate. Each Periodic Report delivered pursuant to Section 7.21(a) shall be accompanied by a certificate of a Responsible Officer of the Servicer (a “Servicer’s Certificate”) certifying the accuracy of the Periodic Report and that no Servicer Potential Termination Event or Servicer Termination Event has occurred, or if such event has occurred and is continuing, specifying the event and its status.
     (d) Other Data; Servicer Financial Information. The Servicer shall:
     (i) upon the request of the Collateral Custodian, any Hedge Counterparty or the Backup Servicer, furnish such Collateral Custodian, Hedge Counterparty or Backup Servicer, as the case may be, such underlying data used to generate a Periodic Report as may be reasonably requested; and
     (ii) forward to the Collateral Custodian, each Hedge Counterparty and the Administrative Agent (a) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter beginning September 30, 2007, the unaudited quarterly financial statements of the Servicer and (b) within 90 days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2007, the audited annual financial statements of the Servicer, together with the related report of the independent accountants to the Servicer. On the Payment Date following the receipt of each such financial statements and report, the Administrative Agent will forward to each Lender a copy of such financial statements and report.
     Section 7.22 Credit and Collection Policy; Modifications.
     The Borrower shall give the Administrative Agent prompt written notification of any material modification or material change to the Credit and Collection Policy. If the Administrative Agent objects in writing to such modification or change to the Credit and Collection Policy within 15 days after receipt of such notice, no Collateral Debt Obligations may be conveyed to the Borrower pursuant to the Purchase Agreement unless such Collateral Debt Obligations have been originated pursuant to the Credit and Collection Policy without giving effect to such modification or change. Notwithstanding anything contained in this Agreement or the other Transaction Documents to the contrary, any Collateral Debt Obligation conveyed to the Borrower pursuant to the Purchase Agreement pursuant to a modification or change to the Credit and Collection Policy that has been rejected by the Administrative Agent, or which the Administrative Agent did not receive notice of, shall be deemed an Ineligible Collateral Debt Obligation for all purposes hereunder.

ARTICLE VIII
EVENTS OF DEFAULT
     Section 8.1 Events of Default.
     If any of the following events (each, an “Event of Default”) shall occur and be continuing:
     (a) notwithstanding any insufficiency of Collections for payment thereof on the related Payment Date, default in the payment of any interest on any Advance within two Business Days after notice that payment was not timely made; or
     (b) notwithstanding any insufficiency of Collections, (i) default in the payment of any installment of the principal of any Advance on any Payment Date or (ii) default in the repayment in full of all outstanding Advances by the Payment Date immediately following the latest date specified on the Required Principal Amortization Schedule; or
     (c) the occurrence of a Servicer Termination Event; or
     (d) default in the observance or performance of any covenant or agreement of the Borrower in any Transaction Document to which it is a party (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 8.1), or any representation or warranty of the Borrower made in any Transaction Document to which it is a party or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given to the Borrower by the Administrative Agent or any Lender a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or
     (e) default in the observance or performance of any covenant or agreement of the Originator made in any repurchase agreement, loan and security agreement or other similar credit facility agreement entered into by the Originator or any subsidiary of the Originator (other than any special purpose entity subsidiary created to facilitate a structured finance transaction) for borrowed funds in excess of $17,500,000, it being understood that a default under another agreement shall constitute an Event of Default hereunder only when and if the lender or counterparty under the other agreement is presently entitled to exercise default remedies under the terms of that other agreement; or
     (f) an Insolvency Event shall occur with respect to the Borrower, the Originator or the Servicer (if an Affiliate of the Borrower or the Originator); or
     (g) as of any day, and for a period of 5 Business Days thereafter, the Asset-to-Debt Ratio is less than 125%; or

     (h) a final non-appealable judgment for the payment of money shall have been rendered in an amount in excess of (A) $20,000,000 against the Originator or any of its material subsidiaries (which, for avoidance of doubt, shall include any special purpose entity subsidiary created to facilitate a structured finance transaction) or (B) $500,000 against the Borrower by a court of competent jurisdiction and, if such judgment relates to the Originator or any of its material subsidiaries, such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (ii) the Originator, the Originator’s material subsidiaries or the Borrower, as the case may be, shall have made payments of amounts in excess of $20,000,000 or $500,000, respectively, in settlement of any litigation; or
     (i) the Borrower or the Collateral shall become an “investment company” subject to registration under the 1940 Act or the business and other activities of the Borrower or the Originator, including but not limited to, the acceptance by the Borrower of the Advances made by the Lenders, the application and use of the proceeds thereof by the Borrower and the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower or the Originator is a party result in a violation by the Originator, the Borrower, or any other party to the Transaction Documents of the 1940 Act or the rules and regulations promulgated thereunder;
     (j) the Borrower fails to enter into or maintain Hedge Transactions as required by Section 5.3, and such failure is not cured for a period of 30 days after there shall have been given to the Borrower by the Administrative Agent or any Lender a written notice thereof; or
     (k) the Originator fails to fund an advance pursuant to its commitment under a Revolving Obligation or a Delayed Draw Term Obligation which it was obligated to fund pursuant to the terms of the documentation related to such Collateral Debt Obligation.
     Section 8.2 Remedies.
     (a) Upon the occurrence of an Event of Default, the Administrative Agent shall, at the request, or may with the consent, of the Required Lenders, by notice to the Borrower (with a copy to the Servicer) declare the Maturity Date to have occurred, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and all Advances Outstanding and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable; provided that in the event that the Event of Default described in Section 8.1(f) herein has occurred, the Maturity Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
     (b) Upon any such declaration or automatic occurrence of the Maturity Date as specified under Section 8.2(a), the Administrative Agent and the other Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, all rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, including the right to sell the Collateral, which rights and remedies shall be cumulative.
     (c) At any time on and after the Maturity Date, the Borrower and the Servicer hereby agree that they will, at the expense of Borrower or, if such Maturity Date occurred solely as a result of a Servicer Termination Event, at the expense of the initial Servicer or any Affiliate of the initial Servicer if appointed as Successor Servicer hereunder, and upon request of the Administrative Agent, forthwith, (i) assemble all or any part of the Collateral as directed by the Administrative Agent, and make the same available to the Administrative Agent, at a place to be designated by the Administrative Agent, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred by the Administrative Agent or any of the Secured Parties in connection with such sale) shall be deposited into the Collection Account and be applied against all or any part of the Obligations pursuant to Section 2.7.
     If the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, the Borrower shall have the right of first refusal to repurchase the Collateral, in whole but not in part, prior to such sale at a price not less than the Obligations as of the date of such proposed repurchase. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Secured Parties otherwise available under any provision of this Agreement by operation of law, at equity or otherwise, each of which are expressly preserved.
ARTICLE IX
INDEMNIFICATION
     Section 9.1 Indemnities by the Borrower.
     (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Backup Servicer, any Successor Servicer, the Collateral Custodian, any Affected Party, any Secured Party or any of its respective assignees and each of their respective Affiliates and officers, directors, employees, members and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent (i) resulting from gross negligence or willful misconduct on the part of any Indemnified Party or (ii) arising in respect of Taxes excluded from the definition of Additional Amount pursuant to Section 2.12(a). Notwithstanding anything in this Agreement to the contrary, Indemnified Amounts owed to the initial Servicer shall be paid in accordance with Section 2.7. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:
     (i) any security or loan treated as or represented by the Borrower to be an Eligible Collateral Debt Obligation that is not at the applicable time an Eligible Collateral Debt Obligation;
     (ii) reliance on any representation or warranty made or deemed made by the Borrower or the Servicer (or one of their respective Affiliates) or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
     (iii) the failure by the Borrower or the Servicer (or one of their respective Affiliates) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any Collateral Debt Obligation comprising a portion of the Collateral, or the nonconformity of any Collateral Debt Obligation, the Related Property with any such Applicable Law or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Collateral Debt Obligations included as a part of the Collateral;
     (iv) the failure to vest and maintain vested in the Administrative Agent a first priority perfected security interest in the Collateral;
     (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Collateral whether at the time of any Advance or at any subsequent time and as required by the Transaction Documents;
     (vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any security or loan included as part of the Collateral that is, or is purported to be, an Eligible Collateral Debt Obligation (including a defense based on such Collateral Debt Obligation not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
     (vii) any failure of the Borrower or the Servicer (if the Originator or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Collateral Debt Obligations;
     (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services that are the subject of any Collateral Debt Obligation included as part of the Collateral or the Related Property included as part of the Collateral;

     (ix) the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;
     (x) any repayment by the Administrative Agent, any Managing Agent or a Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder or under any Hedge Transaction, in each case which amount the Administrative Agent, such Managing Agent or a Secured Party believes in good faith is required to be repaid;
     (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or in respect of any Collateral Debt Obligation included as part of the Collateral or the Related Property included as part of the Collateral;
     (xii) any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Collateral Debt Obligation or the Related Property or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; or
     (xiii) the failure of the Borrower, the Originator or any of their respective agents or representatives to remit to the Servicer or the Administrative Agent, Collections on the Collateral remitted to the Borrower or any such agent or representative in accordance with the terms hereof or the commingling by the Borrower or any Affiliate of any collections.
     (b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Borrower to the applicable Indemnified Party pursuant to the terms of Section 2.7.
     (c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
     (d) The obligations of the Borrower under this Section 9.1 shall survive the removal of the Administrative Agent or any Managing Agent and the termination of this Agreement.
     (e) The parties hereto agree that the provisions of Section 9.1 shall not be interpreted to provide recourse to the Borrower against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, an Obligor on, any Collateral Debt Obligation.
     Section 9.2 Indemnities by the Servicer.
     (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer (if an Affiliate of the Borrower or the Originator) hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts (calculated without duplication of Indemnified Amounts paid by the Borrower pursuant to Section 9.1 above) awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to (i) any representation or warranty made by the Servicer under or in connection with any Transaction Documents to which it is a party, any Periodic Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law, (iii) the failure of the Servicer to comply with its duties or obligations in accordance with this Agreement, or (iv) any litigation, proceedings or investigation against the Servicer, excluding, however, Indemnified Amounts to the extent (i) resulting from gross negligence or willful misconduct on the part of the applicable Indemnified Party or (ii) arising in respect of Taxes excluded from the definition of Additional Amount pursuant to Section 2.12(a). The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. If the Servicer has made any indemnity payment pursuant to this Section 9.2 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from others in respect of such indemnified amounts.
     (b) If for any reason the indemnification provided above in this Section 9.2 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable to such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
     (c) The obligations of the Servicer under this Section 9.2 shall survive the resignation or removal of the Administrative Agent or any Managing Agents and the termination of this Agreement.
     (d) The parties hereto agree that the provisions of this Section 9.2 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, any related Obligor on, any Collateral Debt Obligation.
     (e) Any indemnification pursuant to this Section 9.2 shall not be payable from the Collateral.
     Section 9.3 Notification of Indemnification.
     With respect to a claim subject to indemnity hereunder made by any Person against an Indemnified Party (a “Third Party Claim”), such Indemnified Party shall notify the related indemnifying parties (each an “Indemnifying Party”) in writing of the Third Party Claim within a reasonable time after receipt by such Indemnified Party of written notice of the Third Party

Claim unless the Indemnifying Parties shall have previously obtained actual knowledge thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Parties, within a reasonable time after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. No failure to give such notice or deliver such documents shall effect the rights to indemnity hereunder. Each Indemnifying Party shall promptly notify the Administrative Agent and the Indemnified Party (if other than the Administrative Agent) of any claim of which it has been notified and shall promptly notify the Administrative Agent and the Indemnified Party (if applicable) of its intended course of action with respect to any claim.
     Section 9.4 Cooperation in Defense of Suit.
     If a Third Party Claim is made against an Indemnified Party, while maintaining control over its own defense, the Indemnified Party shall cooperate and consult fully with the Indemnifying Party in preparing such defense, and the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Indemnifying Party of such terms and the Indemnifying Party will promptly reimburse the Indemnified Party upon written request; provided that the Indemnified Party may not settle any claim or litigation without the consent of the Indemnifying Party; provided further that the Indemnifying Party shall have the right to reject the selection of counsel by the Indemnified Party if the Indemnifying Party reasonably determines that such counsel is inappropriate in light of the nature of the claim or litigation and shall have the right to assume the defense of such claim or litigation if the Indemnifying Party determines that the manner of defense of such claim or litigation is unreasonable.
ARTICLE X
THE ADMINISTRATIVE AGENT AND THE MANAGING AGENTS
     Section 10.1 Authorization and Action.
     (a) Each Secured Party hereby designates and appoints DB as Administrative Agent hereunder, and authorizes DB to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate at the indefeasible payment in full of the Facility Obligations.

     (b) Each Lender hereby designates and appoints the Managing Agent for such Lender’s Lender Group as its Managing Agent hereunder, and authorizes such Managing Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Managing Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto. No Managing Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the applicable Managing Agent shall be read into this Agreement or otherwise exist for the applicable Managing Agent. In performing its functions and duties hereunder, each Managing Agent shall act solely as agent for the Lenders in the related Lender Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. No Managing Agent shall be required to take any action that exposes it to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of each Managing Agent hereunder shall terminate at the indefeasible payment in full of the Facility Obligations.
     Section 10.2 Delegation of Duties.
     (a) The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     (b) Each Managing Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     Section 10.3 Exculpatory Provisions.
     (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Administrative Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Administrative Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Administrative Agent shall not be deemed to have knowledge of any Event of Default unless the Administrative Agent has received notice of such Event of Default, in a document or other written communication titled “Notice of Event of Default” from the Borrower or a Secured Party.
     (b) Neither any Managing Agent nor any of its respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of a Managing Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to the Administrative Agent or any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. No Managing Agent shall be under any obligation to the Administrative Agent or any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. No Managing Agent shall be deemed to have knowledge of any Event of Default unless such Managing Agent has received notice of such Event of Default, in a document or other written communication titled “Notice of Event of Default” from the Borrower, the Administrative Agent or a Secured Party.
     Section 10.4 Reliance.
     (a) The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders; provided that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Secured Parties. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.
     (b) Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Managing Agent. Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the

Lenders in its related Lender Group as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders in its related Lender Group; provided that unless and until such Managing Agent shall have received such advice, the Managing Agent may take or refrain from taking any action, as the Managing Agent shall deem advisable and in the best interests of the Lenders in its Lender Group. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Lenders in such Managing Agent’s Lender Group and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Managing Agent’s Lender Group.
     Section 10.5 Non-Reliance on Administrative Agent, Managing Agents and Other Lenders.
     Each Secured Party expressly acknowledges that neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any other Secured Party hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or any other Secured Party. Each Secured Party represents and warrants to the Administrative Agent and to each other Secured Party that it has and will, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement
     Section 10.6 Reimbursement and Indemnification.
     The Lenders agree to reimburse and indemnify the Administrative Agent, and the Lenders in each Lender Group agree to reimburse the Managing Agent for such Lender Group, and their respective officers, directors, employees, representatives and agents to the extent not paid or reimbursed by the Borrower (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of the related Lenders, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.
     Section 10.7 Administrative Agent and Managing Agents in their Individual Capacities.
     The Administrative Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Administrative Agent or such Managing Agent, as the case may be, were not the Administrative Agent or a Managing Agent, as the case may be, hereunder. With respect to the funding of Advances pursuant to this Agreement, the Administrative Agent, each Managing Agent and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent or a Managing Agent, as the case may be, and the terms “Lender” and “Lenders” shall include the Administrative Agent or a Managing Agent, as the case may be, in its individual capacity.
     Section 10.8 Successor Administrative Agent or Managing Agent.
     (a) The Administrative Agent may, upon five days’ notice to the Borrower and the Secured Parties, and the Administrative Agent will, upon the direction of all of the Lenders resign as Administrative Agent. If the Administrative Agent shall resign, then the Required Lenders during such five day period shall appoint from among the Secured Parties a successor agent. If for any reason no successor Administrative Agent is appointed by the Required Lenders during such five day period, then effective upon the expiration of such five day period, the Secured Parties shall perform all of the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Facility Obligations or under the Fee Letters delivered by the Borrower to the Administrative Agent and the Secured Parties directly to the applicable Managing Agents, on behalf of the Lenders in the applicable Lender Group and for all purposes shall deal directly with the Secured Parties. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
     (b) Any Managing Agent may, upon five days’ notice to the Borrower, the Administrative Agent and the related Lenders, and any Managing Agent will, upon the direction of all of the related Lenders resign as a Managing Agent. If a Managing Agent shall resign, then the related Lenders during such five day period shall appoint from among the related Lenders a successor Managing Agent. If for any reason no successor Managing Agent is appointed by such Lenders during such five day period, then effective upon the expiration of such five day period, such Lenders shall perform all of the duties of the related Managing Agent hereunder. After any retiring Managing Agent’s resignation hereunder as a Managing Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement.
ARTICLE XI
ASSIGNMENTS; PARTICIPATIONS; SUBSERVICING
     Section 11.1 Assignments and Participations.
     The Borrower and each Lender hereby agree and consent to the complete or partial assignment by each Lender of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) (A) to any other issuer of commercial paper notes sponsored or administered by the Managing Agent of such Lender’s Lender Group or (B) to any Lender or any Affiliate of a Lender hereunder, or (ii) if an Event of Default has occurred and is continuing, or, at any other time, with the consent of the Borrower (such consent not to be unreasonably withheld), to any other Person. Upon such assignment, such Lender shall be released from its obligations so assigned. Further, Borrower and each Lender hereby agree that any assignee of any Lender of this Agreement or all or any of the outstanding Advances of such Lender shall have all of the rights and benefits under this Agreement as if the term “Lender” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Lender hereunder. None of the Borrower or the Servicer shall have the right to assign its rights or obligations under this Agreement.
     Section 11.2 Subservicing.
     The Servicer may, with the prior written consent of the Administrative Agent, subservice any and all of its duties and responsibilities hereunder. Notwithstanding any subservicing agreement or other delegation of duties to a subservicer, so long as this Agreement shall remain effective, the Servicer shall remain obligated and primarily liable to the Collateral Custodian and the Secured Parties, for the servicing and administering of the Collateral Debt Obligations in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of such subservicing agreement or other arrangements with third parties pursuant to this Section 11.2 or by virtue of indemnification from any subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were, as applicable, servicing and administering the Collateral Debt Obligations.
ARTICLE XII
MISCELLANEOUS
     Section 12.1 Amendments and Waivers.
     Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Administrative Agent, the Managing Agents and the Required Lenders; provided that (i) without the consent of the Lenders in any Lender Group (other than the Lender Group to which such Lenders are being added), the Administrative Agent and the applicable Managing Agent may, with the consent of the Borrower, amend this Agreement solely to add additional Persons as Lenders hereunder to the extent expressly authorized to do so pursuant to Section 11.1, (ii) any amendment, waiver or other modification, the effect of which is to create a commitment by any Lender to fund Advances hereunder, shall not be effective without the consent of such Lender, (iii) the consent of each affected Lender shall be required to: (A) extend the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the amount (other than by reason of the repayment thereof) or extend the time of payment of Advances Outstanding or reduce the rate or extend the time of payment of Interest (or any component thereof), (C) reduce any fee payable to the Administrative Agent or any Managing Agent for the benefit of the Lenders, (D) amend, modify or waive any provision of the definition of Required Lenders or Sections 11, 12.1, 12.9, or 12.10, (E) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (F) amend or waive any Event of Default, (G) change the definition of “Collateral Debt Obligation,” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, and (iv) no consent of the Servicer shall be required to permit the Borrower to sell and assign Collateral Debt Obligations to any Person other than the Originator pursuant to Section 2.14. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     No amendment, waiver or other modification (i) affecting the rights or obligations of any Hedge Counterparty or (ii) having a material affect on the rights or obligations of the Collateral Custodian or the Backup Servicer (including any duties of the Servicer that the Backup Servicer would have to assume as Successor Servicer) shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Collateral Custodian and the Backup Servicer.
     Section 12.2 Notices, Etc.
     (a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or hand delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained.
     (b) Notwithstanding anything to the contrary contained herein, with respect to any of the Originator, the Servicer, the Borrower and other Affiliates of CapitalSource Inc., and their respective obligations hereunder, any such party’s obligation to provide any notice, deliverable or communication to another such party hereunder shall be deemed to be satisfied as long as (i) the party obligated to provide such notice, deliverable or communication shall have notified the party entitled to receive it of the availability of the information or materials which are the subject matter thereof and (ii) the other such party has access to the information or materials that would be the subject of such notice, delivery or communication, and if the notice described in clause (i) has been delivered, to the extent otherwise required to be done as among such parties, either such party’s failure to provide separate copies, make physical or electronic delivery or give specific notice in respect of any such materials shall not be a default hereunder. Nothing contained in the foregoing shall alter or diminish any such party’s obligations to provide delivery of materials, notice or other information to any of the other parties to this Agreement.
     Section 12.3 No Waiver, Rights and Remedies.
     No failure on the part of the Administrative Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
     Section 12.4 Binding Effect.
     This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Secured Parties, the Collateral Custodian and their respective successors and permitted assigns and, in addition, the provisions of Section 2.7 shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party, and the provisions relating to the Backup Servicer, including Sections 2.7, 7.4, 9.1 and 9.2 shall inure to the benefit of the Backup Servicer.
     Section 12.5 Term of this Agreement.
     This Agreement, including the Borrower’s obligation to observe its covenants set forth in Article V and the Servicer’s obligation to observe its covenants set forth in Article VII, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles III and IV and the indemnification and payment provisions of Article IX and Article X and the provisions of Section 12.9 and Section 12.10 shall be continuing and shall survive any termination of this Agreement.
     Section 12.6 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SECURED PARTIES, THE BORROWER AND THE ADMINISTRATIVE AGENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     Section 12.7 WAIVER OF JURY TRIAL.
     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTIES, THE BORROWER AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
     Section 12.8 Costs, Expenses and Taxes.
     (a) In addition to the rights of indemnification granted to the Administrative Agent, the Managing Agents, the other Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article IX hereof, the Borrower agrees to pay on demand all reasonable costs and expenses of the Collateral Custodian, the Backup Servicer, the Administrative Agent, the Managing Agents and the other Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this

Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Collateral Custodian, the Backup Servicer, the Administrative Agent, the Managing Agents and the other Secured Parties with respect thereto and with respect to advising the Collateral Custodian, the Backup Servicer, the Administrative Agent, the Managing Agents and the other Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Collateral Custodian, the Backup Servicer, the Administrative Agent, the Managing Agents or the other Secured Parties in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith (including any Hedge Transaction).
     (b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or any other agreement or other document executed, delivered, filed or recorded in connection with the Transaction Documents or the funding or maintenance of Advances hereunder.
     (c) The Borrower shall pay on demand all other costs, expenses and taxes (excluding income taxes) (“Other Costs”), including all reasonable costs and expenses incurred by the Administrative Agent or any Managing Agent in connection with periodic audits of the Borrower’s or the Servicer’s books and records, which are incurred as a result of the execution of this Agreement.
     Section 12.9 No Proceedings.
     Each party hereto (other than the applicable Lender) hereby covenants and agrees that on behalf of itself and each of its affiliates, that prior to the date which is one year and one day after the payment in full of all indebtedness for borrowed money of a Lender, such party will not institute against, or join any other Person in instituting against, such Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 12.9 shall survive the termination of this Agreement.
     Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Collection Date.
     Section 12.10 Recourse Against Certain Parties.
     (a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.
     (b) Each of parties hereto hereby acknowledges and agrees that any other transactions with a Lender hereunder shall be without recourse of any kind to such Lender. A Lender shall have no obligation to pay any amounts owing hereunder in excess of any amount available to such Lender after paying or making provision for the payment of any commercial paper notes of such Lender. In addition, each party hereto agrees that a Lender shall have no obligation to pay any other party, any amounts constituting fees, a reimbursement for expenses or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim against such Lender (as defined in Section 101 of Title 11 of the United States Bankruptcy Code), unless or until such Lender has received amounts sufficient to pay such Expense Claims and such amounts are not required to pay the commercial paper of such Lender.
     (c) Each of the parties hereto hereby agrees and acknowledges that each other party’s obligations hereunder will be solely the corporate obligations of such party, and that none of the such parties will have any recourse to any of the members, managers, shareholders, partners, directors, officers, employees, shareholders or Affiliates of such parties with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.
     (d) The provisions of this Section 12.10 shall survive the termination of this Agreement.
     Section 12.11 Limitation on Liability of the Servicer and the Backup Servicer.
     (a) Reliance on Documents; No Obligation with Respect to Legal Actions. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.2, the Servicer shall have no obligation to appear with respect to, or prosecute or defend, any legal action which is not incidental to the Servicer’s duty to service the Collateral in accordance with this Agreement.
     (b) Limited Duties of Backup Servicer. The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, nominees, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting on the routine and ordinary day-to-day operations for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this

Agreement other than damages or expenses that result from the negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.
     (c) Backup Servicer not Liable for Servicer Actions. The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Administrative Agent, the Lenders and the Collateral Custodian each agree to look only to the Servicer to perform such obligations. The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Collateral under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Collateral, or (v) the acts or omissions of any successor Backup Servicer.
     Section 12.12 Protection of Security Interest; Appointment of Administrative Agent as Attorney-in-Fact.
     (a) The Borrower shall, or shall cause the Servicer to, cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, for the benefit of the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all time to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, for the benefit of the Secured Parties hereunder to all property comprising the Collateral. The Borrower shall deliver or, shall cause the Servicer to deliver, to the Collateral Custodian and the Administrative Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower and the Servicer shall cooperate fully in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12.
     (b) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Collateral Custodian or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, or to enable the Collateral Custodian, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder.
     (c) If the Borrower or the Servicer fails to perform any of its obligations hereunder after five Business Days’ notice from the Collateral Custodian or the Administrative Agent, the

Administrative Agent, on behalf of the Lenders, may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s reasonable costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article IX, as applicable. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower, (i) to authorize on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Collateral Custodian’s or the Administrative Agent’s discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Collateral Custodian or the Administrative Agent in its discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lenders in the Collateral. This appointment is coupled with an interest and is irrevocable.
     (d) Without limiting the generality of the foregoing, Borrower will, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:
     (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
     (ii) deliver or cause to be delivered to the Collateral Custodian and the Administrative Agent an opinion of the counsel for Borrower, in form and substance reasonably satisfactory to the Collateral Custodian and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the Collateral hereunder continues to be subject to a perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.
     Section 12.13 Confidentiality.
     (a) Each of the Administrative Agent, the Managing Agents, the other Secured Parties and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys and as required by an Applicable Law, as required to be publicly filed with SEC, or as required by an order of any judicial or administrative proceeding, (ii) disclose the existence of this Agreement, but not the financial terms thereof and (iii) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving and of the Collateral Debt Obligation Documents or any Hedge Transaction for the purpose of defending itself, reducing itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Collateral Debt Obligation Documents or any Hedge Transaction. Notwithstanding anything to the contrary in this Agreement, the parties to this Agreement (and each employee, representative or other agent of such parties) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the Agreement and any transactions described herein and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such tax treatment and tax structure.
     (b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it for use in connection with the transactions contemplated herein and in the Transaction Documents (i) to the Administrative Agent or the Secured Parties by each other, (ii) by the Administrative Agent or the Secured Parties to any prospective or actual Eligible Assignee or participant of any of them, (iii) (except with respect to the actual names of Obligors, which shall not be disclosed except to a Secured Party or with the Borrower’s consent) by the Administrative Agent or the Secured Parties to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Secured Party and to any officers, directors, members, employees, outside accountants and attorneys of any of the foregoing, or (iv) to any Affiliate of the Collateral Custodian or Backup Servicer, independent or internal auditor, agent, employee or attorney of the Collateral Custodian or Backup Servicer having a need to know the same or to any prospective subservicer of the Backup Servicer in its capacity as Successor Servicer; provided that each such Person is informed of the confidential nature of such information and agree to be bound hereby. In addition, the Secured Parties and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.
     (c) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Transaction Documents without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law or filed with a Governmental Authority, in which case the Borrower or the Servicer shall consult with the Administrative Agent and each Managing Agent prior to the issuance of such news release or public announcement. The Borrower and the Servicer each may, however, disclose the general terms of the transactions contemplated by this Agreement and the Transaction Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.
     Section 12.14 Execution in Counterparts; Severability; Integration.
     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Fee Letters.
     Section 12.15 Allocation of Payments on Collateral Debt Obligations Subject to the Retained Interest Provisions.
     (a) With respect to any Collateral Debt Obligation in the Collateral that is a Term Collateral Debt Obligation or a Delayed Draw Term Obligation and where the Originator retains a Retained Interest, the Borrower will own only the principal portion of such Collateral Debt Obligation outstanding as of the applicable Cut-Off Date, in an amount sold to the Borrower under the Purchase Agreement. Principal Collections will be allocated pro rata among the portion of such Collateral Debt Obligation owned by the Borrower and the portion not owned by the Borrower; and
     (b) With respect to any Revolving Obligation in the Collateral where the Originator retains a Retained Interest, the Borrower will own only the principal portion of such Collateral Debt Obligation outstanding as of the applicable Cut-Off Date in an amount sold to the Borrower under the Purchase Agreement. Collections received by the Servicer on any such Revolving Obligation will be allocated as follows:
     (i) For so long as (A) the Payment Allocation Condition is satisfied and (B) the Revolving Obligation Payment Allocation Condition is satisfied with respect to each Revolving Obligation in the Collateral, Principal Collections will be allocated first to the portion of each such Revolving Obligation not owned by the Borrower, until the principal amount of such portion is reduced to zero, and then to the portion owned by the Borrower; and
     (ii) For so long as (A) the Payment Allocation Condition is not satisfied or (B) the Revolving Obligation Payment Allocation Condition is not satisfied with respect to any Revolving Obligation in the Collateral, Principal Collections on all of the Revolving Obligations in the Collateral (in the case of a breach of the Payment Allocation Condition) or the affected Revolving Obligation (in the case of a breach of the Revolving Obligation Payment Allocation Condition only) will be allocated first to the portion of such Revolving Obligation owned by the Borrower and/or the Borrower and Persons other than the Borrower or the Originator (or any Affiliates of the Originator that are not securitization, warehousing or other financing special purpose entities), to be shared by the Borrower and such other Person pro rata (provided that if, at the time of such allocation in the Servicer’s judgment, (x) any such other Person would be expressly permitted pursuant to its applicable securitization, financing or other documents to have its portion of such payment reduced and instead allocated to the Borrower and (y) the Originator, in its capacity as servicer or manager under such applicable documents is permitted to effectuate such an allocation, then the applicable portion of such other Person’s payment, in addition to the pro rata amount that is otherwise required to be allocated to the Borrower, shall also be allocated to the Borrower), until the principal amount of such portion owned by the Borrower is reduced to zero, and then to the remaining portions.
     (c) With respect to any Collateral Debt Obligation in the Collateral where the Originator retains a Retained Interest, Interest Collections received by the Servicer will be allocated between the portion owned by the Borrower and the portion not owned by the Borrower (if any) on a pro rata basis according to the outstanding principal amount of such portion.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	CAPITALSOURCE FUNDING VIII LLC
	By	/S/ JEFFREY LIPSON
		Name:	Jeffrey Lipson
		Title:	Treasurer

CapitalSource Funding VIII LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Controller
Facsimile No.: (301) 841-2307
Confirmation No.: (301) 841-2700

with copies to:

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Controller
Facsimile No.: (301) 841-2307
Confirmation No. (301) 841-2700

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Attention: James L. Baker, Esq.
Facsimile: (214) 758-1550
Telephone: (214) 758-1500

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SERVICER:	CAPITALSOURCE FINANCE LLC
	By	/S/ JEFFREY LIPSON
		Name:	Jeffrey Lipson
		Title:	Treasurer

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Controller
Facsimile No.: (301) 841-2307
Confirmation No.: (301) 841-2700

with copies to:

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Attention: James L. Baker, Esq.
Facsimile: (214) 758-1550
Telephone: (214) 758-1500

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDER:	NANTUCKET FUNDING CORP., LLC
	By	/S/ PHILIP A. MARTONE
		Name:	Philip A. Martone
		Title:	Vice President

c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, New York 10005
Attention: President
Phone: (212) 346-9000
Facsimile: (212) 346-9012

with copies to:

DEUTSCHE BANK AG, NEW YORK BRANCH
60 Wall Street, 18th Floor
Mail Stop: NYC60-1850
New York, New York 10005
Attention: Mary Conners
Phone: (212) 250-4731
Facsimile: (212) 797-5150

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MANAGING AGENT for Nantucket Funding Corp., LLC:	DEUTSCHE BANK AG, NEW YORK BRANCH
	By	/S/ DANIEL PIETRZAK
		Name:	Daniel Pietrzak
		Title:	Director

	By	/S/ PETER KIM
		Name:	Peter Kim
		Title:	Vice President

60 Wall Street, 18th Floor Mail Stop: NYC60-1850 New York, New York 10005 Attention: Mary Conners Phone: (212) 250-4731 Facsimile: (212) 797-5150

ADMINISTRATIVE AGENT:	DEUTSCHE BANK AG, NEW YORK BRANCH
	By	/S/ DANIEL PIETRZAK
		Name:	Daniel Pietrzak
		Title:	Director

	By	/S/ PETER KIM
		Name:	Peter Kim
		Title:	Vice President

60 Wall Street, 18th Floor Mail Stop: NYC60-1850 New York, New York 10005 Attention: Mary Conners Phone: (212) 250-4731 Facsimile: (212) 797-5150

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COLLATERAL CUSTODIAN AND BACKUP SERVICER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
	By	/S/ JOE NARDI
		Name:	Joe Nardi
		Title:	Vice President

Sixth Street and Marquette Avenue MAC N9311-161 Minneapolis, Minnesota 55479 Attention: Corporate Trust Services/Asset Backed Administration Phone: (612) 667-8058 Facsimile: (612) 667-3464